Exhibit 99b.doc

PRIVATE PLACEMENT MEMORANDUM DATED NOVEMBER 6, 2006

NEW ISSUE-BOOK-ENTRY ONLY- SUBJECT TO AMT
UNRATED
Subject to compliance by the Issuer and the Company with certain covenants, in the opinion of Chapman and Cutler LLP, Bond Counsel, under present law, interest on the Bonds is excludable from gross income of the owners thereof for federal income tax purposes, except for interest on any Bond for any period during which such Bond is owned by a person who is a substantial user of the Project or any person considered to be related to such person (within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended), but such interest is included as an item of tax preference in computing the federal alternative minimum tax for individuals and corporations. Bond Counsel is further of the opinion that under the laws of the State of Idaho as presently enacted and construed, interest on the Bonds, so long as it is not includable in gross income for federal income tax purposes, is not subject to the income tax or the franchise tax imposed by the State of Idaho under the Idaho Income Tax Act.  See “TAX EXEMPTION” herein for a more complete discussion.
$7,640,000
The Industrial Development Corporation of Gooding County, Idaho
Solid Waste Disposal Revenue Bonds
(Intrepid Technology and Resources Biogas, LLC Project) Series 2006

Dated: November 1, 2006	Due Date: November 1, as shown below
The Bonds are issuable only as fully registered bonds in denominations of $100,000 or any integral multiple of $5,000 in excess thereof. As described herein under the subsection entitled “Book-Entry Only System” in the Section entitled “THE BONDS,” the Bonds will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company, New York, New York (“DTC”). DTC will act as securities depository for the Bonds. Payments of principal of, redemption premium (if any) and interest on the Bonds will be paid by Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to DTC which in turn is obligated to remit such principal, redemption premium (if any) and interest to DTC participants for subsequent disbursement to the beneficial owners of the Bonds. Interest shall be payable on the Bonds semi-annually on May 1 and November 1 of each year, commencing May 1, 2007.

The Bonds will be issued by The Industrial Development Corporation of Gooding County, Idaho, a public corporation duly organized and existing under the Constitution and laws of the State of Idaho (the “Issuer”), at the request and for the benefit of, Intrepid Technology and Resources Biogas, LLC, an Idaho limited liability company (the “Company”), to (a) finance certain solid waste disposal facilities (the “Project”) at two biogas production plants (the “Plants”) to be owned and operated by the Company at two commercial dairies (the “Dairies”) located in the counties of Gooding and Minidoka, Idaho, (b) pay interest on the Bonds during construction of the Project, (c) fund a debt service reserve fund (the “Debt Service Reserve Fund”) for the benefit of the owners of the Bonds, and (d) pay certain costs relating to the issuance of the Bonds. The Issuer has duly authorized the issuance of the Bonds for such purposes pursuant to a resolution adopted by the Issuer on October 3, 2006 (the “Resolution”). See “INTRODUCTION AND SUMMARY STATEMENT - The Issuer” herein. The Bonds shall be issued under and secured by an Indenture of Trust dated as of November 1, 2006 (the “Indenture”), by and between the Issuer and the Trustee, and the Issuer and the Company shall concurrently enter into a Loan Agreement (the “Loan Agreement”) dated as of November 1, 2006, providing for the making of a loan by the Issuer to the Company.

Repayment of the Bonds will be secured by, without limitation (i) the trust estate granted by the Indenture, including, but not limited to, the Debt Service Reserve Fund and Operating Reserve Fund (as defined in the Indenture), (ii) the Guaranty Agreement dated as of November 1, 2006 (the “Guaranty”) from Intrepid Technology and Resources, Inc. (the “Corporation”), the owner of all of the Company’s limited liability company interests, (iii) the Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement from the Company to the Trustee dated as of November 1, 2006 (the “Mortgage”), granting a lien in the leasehold interest of the Company in the ground leases for the Plants and the equipment and fixtures at the Plants, (iv) the Environmental Indemnity Agreement dated as of November 1, 2006 (the “Environmental Indemnity”) from the Corporation and the Company to and for the benefit of the Trustee, (v) the Limited Liability Company Pledge Agreement dated as of November 1, 2006 between the Corporation and the Trustee (the “Pledge Agreement”) and (vi) the Collateral Assignment of Contracts, Permits, Licenses and Plans from the Company to the Trustee dated as of November 1, 2006 (the “Collateral Assignment”), collaterally assigning to the Trustee the Company’s rights in certain significant contracts related to the Project (including, but not limited to, the Gas Purchase and Sales Agreement dated October 25, 2005 (the “Gas Agreement”) between Intermountain Gas Company (“Intermountain”) and the Corporation as amended and assigned to the Company as of December 1, 2005, pursuant to which biogas produced at the Plants from cow manure obtained from the Dairies will be sold to Intermountain, the two Anaerobic Digester Biogas Facilities Supply and Operations Agreements dated as of October 13, 2006 (the “Supply Agreements”) between the Company and the respective Dairies, pursuant to which the cow manure will be supplied to the Plants and the Biogas Transportation Agreement dated October 20, 2006 between the Corporation and the Company relating to the Company’s use of a pipeline to be owned by the Corporation to deliver gas to Intermountain (the “Biogas Transportation Agreement”).

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The Bonds are subject to optional and mandatory redemption prior to maturity as described in the subsection entitled “Redemption Provisions” in the Section entitled “THE BONDS.”
$7,640,000 7.5% Term Bonds due November 1, 2024, Price 100%
(Accrued interest from November 1, 2006 to be added)

INVESTMENT IN THE BONDS IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THERE IS NO PUBLIC MARKET FOR THE BONDS AND NO RATINGS HAVE BEEN REQUESTED FOR THE BONDS. THE BONDS ARE INTENDED ONLY FOR PURCHASE BY SOPHISTICATED INVESTORS CAPABLE OF BEARING THE ECONOMIC RISKS OF THE PURCHASE OF THE BONDS AND HAVING SUCH KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE BONDS. EACH PROSPECTIVE INVESTOR SHOULD CONSIDER ITS FINANCIAL CONDITION AND THE RISKS INVOLVED TO DETERMINE ITS SUITABILITY OF INVESTING IN THE BONDS. SEE "INVESTMENT CONSIDERATIONS AND RISK FACTORS" HEREIN. THIS COVER PAGE CONTAINS INFORMATION FOR QUICK REFERENCE ONLY. IT IS NOT A SUMMARY OF THIS PRIVATE PLACEMENT MEMORANDUM. PROSPECTIVE INVESTORS IN THE BONDS SHOULD REVIEW ALL OF THE INFORMATION IN THIS PRIVATE PLACEMENT MEMORANDUM AND THE APPENDICES ATTACHED HERETO CAREFULLY PRIOR TO PURCHASING ANY OF THE BONDS.

NEITHER THE STATE OF IDAHO (THE “STATE”), GOODING COUNTY, IDAHO (THE “COUNTY”) OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

The Bonds are offered to accredited and institutional investors only (and are not offered to the public), subject to prior sale, when, as and if issued by the Issuer and accepted by Ferris, Baker Watts, Incorporated (the “Placement Agent”), subject to the approving opinion of Chapman and Cutler LLP, Chicago, Illinois, Bond Counsel, and to certain other conditions. Certain legal matters will be passed upon for the Issuer by its counsel, Calvin Campbell, Esquire, Gooding, Idaho, for the Placement Agent by its counsel, McGuireWoods LLP, McLean, Virginia, and for the Company and the Corporation by their co-counsel, Duane Morris LLP, New York, New York, and Givens Pursley LLP, Boise, Idaho. It is expected that the Bonds will be available for delivery through the facilities of DTC in New York, New York on or about November 7, 2006.

FERRIS, BAKER WATTS, INCORPORATED

No dealer, broker, salesperson or other person has been authorized by the Issuer, the Company, the Corporation or the Placement Agent to give any information or to make any representation with respect to the Bonds other than those contained in this Private Placement Memorandum, and, if given or made, such other information or representations must not be relied upon as having been authorized by any of the foregoing. This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Bonds by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. The Bonds are being privately placed with accredited and institutional investors only.

The information set forth herein has been obtained from the Issuer, the Company, the Corporation, the Engineer (as defined herein) and other sources that are believed to be reliable, but the Placement Agent does not guarantee the accuracy or completeness of the information, and the information is not to be construed as a representation either by the Placement Agent or, as to information from sources other than the Issuer, by the Issuer. Any statements made in this Private Placement Memorandum involving estimates or matters of opinion, whether or not expressly so stated, are intended merely as estimates or opinions and not as representations of fact. The information and expressions of opinion contained herein are subject to change without notice and neither the delivery of this Private Placement Memorandum nor any private placement made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer, the Company or the Corporation, or no change in the status of the Project or the other matters described herein since the date hereof or the date as of which specified information is given, if earlier. The Company and the Corporation have agreed, however, to supplement or amend this Private Placement Memorandum through the date of issuance of the Bonds to keep the information herein accurate and not misleading.

The Bonds have not been registered under the Securities Act of 1933, as amended, or registered or qualified under the laws of any jurisdiction.

This is a private offering, made only by delivery of a copy of this Private Placement Memorandum by the Placement Agent to accredited and institutional investors. The private offering is made only to accredited and institutional investors for investment only.

This Private Placement Memorandum is being delivered to accredited and institutional investors only together with copies of forms of the Indenture, the Loan Agreement, the Guaranty, the Pledge Agreement, the Mortgage, the Environmental Indemnity, the Collateral Assignment, the Gas Agreement, the Supply Agreements, the Biogas Transportation Agreement, the Investor Letter and certain other documents, which the accredited and institutional investors, by purchasing the Bonds, acknowledge to have received, read and understood.

No offering literature or advertising in any form shall be employed in the offering of the Bonds except for this Private Placement Memorandum or statements contained herein.

The explanations of provisions of laws and descriptions of the documents in the Private Placement Memorandum are summaries thereof and reference is made to the actual laws and documents for a complete understanding of the contents of such documents.

NEITHER THE STATE, THE COUNTY OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

THE ISSUER HAS NOT REVIEWED OR APPROVED, AND DOES NOT REPRESENT OR WARRANT IN ANY WAY, THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION SET FORTH IN THIS PRIVATE PLACEMENT MEMORANDUM, INCLUDING THE APPENDICES HERETO, OTHER THAN THE STATEMENTS SET FORTH UNDER THE CAPTIONS “THE ISSUER” AND “LITIGATION” (INSOFAR AS SUCH INFORMATION RELATES TO THE ISSUER).

THE ORDER AND PLACEMENT OF MATERIALS IN THIS PRIVATE PLACEMENT MEMORANDUM, INCLUDING THE APPENDICES, ARE NOT TO BE DEEMED TO BE A DETERMINATION OF RELEVANCE, MATERIALITY OR IMPORTANCE, AND THIS PRIVATE PLACEMENT MEMORANDUM, INCLUDING THE APPENDICES, MUST BE CONSIDERED IN ITS ENTIRETY. THE OFFERING OF THE BONDS IS MADE ONLY BY MEANS OF THIS ENTIRE PRIVATE PLACEMENT MEMORANDUM.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER, THE COMPANY, THE CORPORATION, THE PROJECT, THE DAIRIES, INTERMOUNTAIN AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY MAY BE A CRIMINAL OFFENSE.

Appendix A -
Forms of Indenture, Loan Agreement, Guaranty, Pledge Agreement, Mortgage, Environmental Indemnity, Collateral Assignment, Gas Agreement, Supply Agreements, Biogas Transportation Agreement and Investor Letter

Appendix B -	Engineer’s Report
Appendix C -	Pro Forma Financial Information
Appendix D -	Form of Opinion of Bond Counsel

v

PRIVATE PLACEMENT MEMORANDUM
relating to
$7,640,000
The Industrial Development Corporation of Gooding County, Idaho
Solid Waste Disposal Revenue Bonds
(Intrepid Technology and Resources Biogas, LLC Project) Series 2006
**********

INTRODUCTION AND SUMMARY STATEMENT

This Private Placement Memorandum, the cover page and appendices set forth certain information for use in connection with the sale by The Industrial Development Corporation of Gooding County, Idaho, a public corporation duly organized and existing under the Constitution and laws of the State of Idaho (the “Issuer”), of its $7,640,000 Solid Waste Disposal Revenue Bonds (Intrepid Technology and Resources Biogas, LLC Project) Series 2006 (the “Bonds”). The Bonds will be issued by Issuer at the request and for the benefit of Intrepid Technology and Resources Biogas, LLC, an Idaho limited liability company (the “Company”), to (a) finance certain solid waste disposal facilities (the “Project”) at two biogas production plants (the “Plants”) to be owned and operated by the Company at two commercial dairies (the “Dairies”) located in the counties of Gooding and Minidoka, Idaho, (b) pay interest on the Bonds during construction of the Project, (c) fund a debt service reserve fund (the “Debt Service Reserve Fund”) for the benefit of the owners of the Bonds, and (d) pay certain costs relating to the issuance of the Bonds. See “THE PROJECT” herein. The Bonds shall be issued under and secured by an Indenture of Trust dated as of November 1, 2006 (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Issuer and the Company shall concurrently enter into a Loan Agreement (the “Loan Agreement”) dated as of November 1, 2006, providing for the making of a loan by the Issuer to the Company, in an amount equal to the principal amount of the Bonds, for the purpose of financing the costs of the Project in accordance with the terms of the Loan Agreement. All capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Indenture and the Loan Agreement, each included in Appendix A attached hereto.

Security for the Bonds. Repayment of the Bonds will be secured by, without limitation (i) the trust estate granted by the Indenture, including, but not limited to, the Debt Service Reserve Fund and an operating reserve fund (the “Operating Reserve Fund”) created under the Indenture, (ii) the Guaranty Agreement dated as of November 1, 2006 (the “Guaranty”) of Intrepid Technology and Resources, Inc. (the “Corporation”), (iii) the Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement from the Company to the Trustee dated as of November 1, 2006 (the “Mortgage”), granting a lien in the leasehold interest of the Company in the ground leases for the Plants and the equipment and fixtures at the Plants, (iv) the Environmental Indemnity Agreement dated as of November 1, 2006 (the “Environmental Indemnity”) from the Company and the Corporation to and for the benefit of the Trustee, (v) the Limited Liability Company Pledge Agreement dated as of November 1, 2006 between the Corporation, as pledgor, and the Trustee, as pledgee (the “Pledge Agreement”) and (vi) the Collateral Assignment of Contracts, Permits, Licenses and Plans from the Company to the Trustee dated as of November 1, 2006 (the “Collateral Assignment”), collaterally assigning to the Trustee the Company’s rights in certain significant contracts related to the Project (including, but not limited to, the Gas Purchase and Sale Agreement dated October 25, 2005 (the “Gas Agreement”) between Intermountain Gas Company (“Intermountain”) and the Corporation, as amended and assigned to the Company as of December 1, 2005, pursuant to which biogas produced at the Plants from cow manure obtained from the Dairies will be sold to Intermountain, the two Anaerobic Digester Biogas Facilities Supply and Operations Agreements dated October 13, 2006 (the “Supply Agreements”) between the Company and the respective Dairies, pursuant to which the cow manure will be supplied to the Plants and the Biogas Transportation Agreement dated October 20, 2006 between the Corporation and the Company relating to the Company’s use of a pipeline to be owned by the Corporation to deliver gas to Intermountain (the “Biogas Transportation Agreement”). The Debt Service Reserve Fund will be funded on the date of issuance of the Bonds out of a portion of the proceeds of the Bonds in an amount equal to the least of (i) the maximum Annual Debt Service Requirement (as defined in the Indenture) in the then current or any future Bond Year, (ii) 125% of the average Annual Debt Service Requirement in the then current and all future Bond Years (as defined in the Indenture); or (iii) 10% of the outstanding aggregate principal amount of the Bonds the (“Debt Service Reserve Fund Requirement”). The Debt Service Reserve Fund Requirement as of the date of issuance of the Bonds will be $764,000. The Operating Reserve Fund will be funded by the Corporation at or before completion of construction of the Project in the amount of $725,000 and may be used to fund operating expenses of the Company and the Corporation directly related to the Project. Amounts in the Operating Reserve Fund may be released from the pledge of the Indenture upon the Company’s meeting certain debt service coverage requirements as provided in the Indenture. See the Section entitled “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS” herein.

NEITHER THE STATE OF IDAHO (THE “STATE”), GOODING COUNTY, IDAHO (THE “COUNTY”), OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

Investment in the Bonds involves a high degree of risk. See the Section entitled “INVESTMENT CONSIDERATIONS AND RISK FACTORS” herein.

THE ISSUER

The Issuer is a public corporation duly organized and existing under the Constitution and laws of the State. The Issuer is authorized to issue the Bonds under the Constitution and laws of the State, including Section 5 of Article VIII of the Constitution of the State and Title 50, Chapter 27, of the Idaho Code, as amended (the “Act”), and a resolution of the Issuer adopted on October 3, 2006 (the “Resolution”).

NEITHER THE STATE, THE COUNTY OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

THE ISSUER HAS NOT ASSUMED ANY RESPONSIBILITY FOR AND DOES NOT REPRESENT OR WARRANT IN ANY WAY THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION IN THIS PRIVATE PLACEMENT MEMORANDUM, OTHER THAN THE INFORMATION CONCERNING THE ISSUER UNDER THIS CAPTION "THE ISSUER" AND CERTAIN INFORMATION RELATED TO THE ISSUER UNDER THE SECTION ENTITLED "LITIGATION."

THE BONDS

General

The Bonds will be dated as of November 1, 2006, and will mature on November 1 in the respective years and principal amounts, all as set forth on the cover page of this Private Placement Memorandum. The Bonds shall bear interest from their date, until paid, at the rate set forth on the cover page of this Private Placement Memorandum, payable semi-annually on May 1 and November 1 of each year (the “Interest Payment Dates”), commencing May 1, 2007.

The Bonds are issuable only as fully-registered bonds without coupons in denominations of $100,000 or any integral multiple of $5,000 in excess thereof (“Authorized Denominations”). So long as the Bonds shall be maintained under a book-entry only system, payments of the principal of and redemption premium (if any) and interest on the Bonds will be made as described under the subsection entitled “Book-Entry Only System” below. At any other time, interest on the Bonds will be payable by check mailed to each registered owner thereof at its address as it appears on the registration books of the Issuer kept by the Trustee at the close of business on the 15th calendar day preceding the Interest Payment Date, or, if not a Business Day, on the next preceding Business Day (the “Record Date”), and the principal amount and premium, if any, of the Bonds will be payable upon presentation and surrender of the Bonds when due at the designated corporate trust office of the Trustee in Boise, Idaho; provided, however, that at the election of a registered owner of at least $500,000 in aggregate principal amount of the Bonds submitted to the Trustee on or prior to the Record Date, interest may be payable by wire transfer to an account within the continental United States designated by such registered owner.

Limited Obligations

NEITHER THE STATE, THE COUNTY OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

Book-Entry Only System

The description which follows of the procedures and recordkeeping with respect to beneficial ownership interests in the Bonds, payments of principal of and premium, if any, and interest on the Bonds to The Depository Trust Company (“DTC”), its nominee, Direct Participants, Indirect Participants or Beneficial Owners (each defined below), confirmation and transfer of beneficial ownership interests in the Bonds and other related transactions by and between DTC, Direct Participants, Indirect Participants and Beneficial Owners is based solely on information furnished by DTC.

DTC will act as securities depository for the Bonds. The Bonds will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each maturity of the Bonds, each in the aggregate principal amount of such maturity, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “FICC,” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC’s records. The ownership interest of each actual purchaser of each Bond (the “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Bonds unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal of and, premium, if any, and interest payments on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Issuer or Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC (nor its nominee), the Trustee, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances in the event that a successor securities depository is not obtained, the Issuer shall be obligated to deliver and the Trustee shall be obligated to authenticate certificated Bonds as described in the Indenture in accordance with instructions from DTC.

The Trustee and the Issuer, at the direction of the Company, may discontinue use of book-entry transfers through DTC or another securities depository, in which event Bond certificates will be printed and delivered.

Neither the Issuer, the Placement Agent, the Company, the Corporation nor the Trustee has any responsibility or obligation to the Direct or Indirect Participants or the Beneficial Owners with respect to (A) the accuracy of any records maintained by DTC or any Direct or Indirect Participant; (B) the payment by any Direct or Indirect Participant of any amount due to any Beneficial Owner in respect of the principal of and premium, if any, and interest on the Bonds; (C) the delivery or timeliness of delivery by any Direct or Indirect Participant of any notice to any Beneficial Owner that is required or permitted under the terms of the Indenture; or (D) any other action taken by DTC, or its nominee, Cede & Co., as holder of the Bonds, including the effectiveness of any action taken pursuant to an Omnibus Proxy.

The Issuer, the Placement Agent, the Trustee, the Company and the Corporation cannot give any assurances that DTC or the Participants will distribute payments of the principal of and redemption premium (if any) and interest on the Bonds paid to DTC or its nominee, as the registered owner of the Bonds, or any redemption or other notices, to the Beneficial Owners or that they will do so on a timely basis or that DTC will serve and act in the manner described in this Private Placement Memorandum.

So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, references in this Private Placement Memorandum to the Owners of the Bonds shall mean Cede & Co. and shall not mean the Beneficial Owners, and Cede & Co. will be treated as the only holder of the Bonds for all purposes under the Indenture.

The Issuer may enter into amendments to the agreement with DTC or successor agreements with a successor securities depository, relating to the book-entry system to be maintained with respect to the Bonds without the consent of Beneficial Owners or the holders of the Bonds.

Redemption Provisions

In the manner and with the effect provided in the Indenture, the Bonds will be subject to redemption prior to maturity as described below.

Extraordinary Optional Redemption

The Bonds shall be redeemed in whole, or in part, at any time upon the exercise by the Company of its option to accelerate the payment of any unpaid amounts payable by the Company pursuant to the provisions of the Loan Agreement upon the occurrence of certain events adversely affecting the Project or any substantial portion thereof, as more specifically described in Section 301.1 of the Indenture (see Appendix A attached hereto). Any such redemption shall be made at 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

If any of the events described in Section 301.1 of the Indenture with respect to extraordinary optional redemptions shall have occurred with respect to part, but not all of the Project, the amount of Bonds that may be redeemed shall not exceed an amount derived by multiplying the total principal amount of the Bonds by a fraction (i) the numerator of which is the cost of the affected portion of the Project and (ii) the denominator of which is the total cost of the Project. Any such redemption shall be made at 100% of the principal amount to be redeemed, plus accrued interest to the redemption date and, if the redemption is in part, the particular Bonds to be redeemed shall be chosen as described under the subheading “Selection of Bonds for Redemption” below in accordance with the provisions of Section 305 of the Indenture.

Optional Redemption

The Bonds are subject to optional redemption by the Issuer, at the written direction of the Company, in whole or in part on any date on or after November 1, 2016, at the redemption prices set forth below (expressed as a percentage of the principal to be redeemed) set forth below, plus accrued interest to the redemption date.

REDEMPTION DATE (Dates Inclusive)	REDEMPTION PRICE
November 1, 2016 to October 31, 2017	102%
November 1, 2017 to October 31, 2018	101%
November 1, 2018 and thereafter	100%

Special Mandatory Redemptions

(A)   The Bonds shall be redeemed by the Issuer, in whole but not in part, prior to maturity, not more than 180 days after receipt by the Company or the Issuer of notice of the occurrence of one of the events specified in Section 307(A) of the Indenture (see Appendix A attached hereto) to the effect that, as a result of failure by the Company to observe any covenant, agreement, representation or warranty in the Loan Agreement, the interest payable on the Bonds is includable in the gross income for federal income tax purposes of the owners or Beneficial Owners of the Bonds, other than a “substantial user” of the Project or a “related person” as defined in Section 147(a) of the Internal Revenue Code of 1986, as amended. Any such redemption shall be made at a redemption price of 105% of the principal amount thereof, plus accrued interest to the redemption date.

(B)       The Bonds shall be redeemed in whole, but not in part, by the Issuer prior to maturity at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, within 60 days after the Loan Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement as a result of any changes in the Constitution of the State or the Constitution of the United States of America or of the enactment or amendment of any statute or administrative rule (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state of federal) entered after the contest thereof by the Company in good faith.

  Mandatory Sinking Fund Redemption

The Bonds are subject to mandatory sinking fund redemption prior to maturity as provided in Section 308 of the Indenture at a redemption price equal to 100% of the principal amount thereof set forth below, plus accrued interest, if any, to the redemption date on November 1 in each of the years set forth below:

	Principal Amount	Principal Amount
Year	Installment	Year	Installment

2009	$265,000	2017	$470,000
2010	285,000	2018	505,000
2011	305,000	2019	540,000
2012	325,000	2020	580,000
2013	350,000	2021	625,000
2014	375,000	2022	675,000
2015	405,000	2023	725,000
2016	435,000	2024*	775,000

* Final maturity

Selection of Bonds for Redemption

With respect to any partial redemption of the Bonds, the Trustee shall select the particular Bonds to be redeemed by maturity in reverse chronological order in a manner designated by the Company.

Partial Redemptions of Bonds

Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the owner thereof, at the expense of the Company, a new Bond or Bonds of like maturity in Authorized Denominations in aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

Notice of Redemption

Notice of the call for any redemption of Bonds, identifying the Bonds or portions thereof to be redeemed, shall be given upon mailing a copy of the redemption notice by first class mail not less than 30 days prior to the date fixed for redemption to the registered owner of each Bond to be redeemed at the address shown on the registration books; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds. In addition, the Trustee may send further notice of redemption to all registered securities depositories, including DTC, which are in the business of holding substantial amounts of obligations such as the Bonds.

With respect to any notice of optional redemption of Bonds, unless upon the giving of such notice such Bonds shall be deemed to have been paid within the meaning of Article VIII of the Indenture (see Appendix A attached hereto), such notice shall state that such optional redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received, said notice shall be of no force and effect and the Issuer shall not redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

Cancellation

All Bonds which have been redeemed shall be canceled by the Trustee in accordance with the Indenture and shall not be reissued and a counterpart of the certificate of cancellation shall be furnished by the Trustee to the Issuer and the Company upon request.

Registration and Exchange of Bonds

So long as the Bonds are maintained in book-entry form, Beneficial Owners thereof will have no right to receive physical possession of the Bonds, and transfers of ownership interests in the Bonds will be made through book entries by DTC and its Participants. See “Book-Entry Only System” above.

The Issuer shall cause books for the registration and for the transfer of the Bonds to be kept by the Trustee which is constituted and appointed the Bond Registrar of the Issuer under the Indenture. Upon surrender for transfer of any Bond at the designated corporate trust office of the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of the same maturity in a like aggregate principal amount. Bonds may be exchanged by the registered owners thereof in person or by their attorneys duly authorized in writing at the designated corporate trust office of the Trustee for a like aggregate principal amount of Bonds of the same maturity of other Authorized Denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds bearing numbers not contemporaneously then outstanding. In each case, except as otherwise provided in the Indenture for partial redemption of the Bonds, the Trustee shall require the payment by the Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer, but no service charge may be made for any such transfer or exchange. The Trustee shall not be required to transfer or exchange any Bond during the period of fifteen (15) days next preceding any Interest Payment Date of such Bond nor to transfer or exchange any Bond after the giving of notice calling such Bond or portion thereof for redemption has been given, nor during the period of fifteen (15) days next preceding the giving of such notice of redemption. As to any Bond, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of either principal or interest on any Bond shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as provided in the Indenture. All such payments shall be valid and effective to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

Acceleration of Maturity

Upon the occurrence of an event of default specified in Section 901 of the Indenture (see Appendix A attached hereto), and so long as such event is continuing, the Trustee may, and upon the written request of the registered owners of not less than a majority in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Company (with copies to the Issuer), declare the principal of all Bonds then outstanding and the interest accrued thereon to be immediately due and payable. Upon any such declaration such principal and interest shall thereupon become and be immediately due and payable.

The Indenture, included in Appendix A attached hereto, includes additional provisions regarding the rights and remedies of Bondholders upon the occurrence of an event of default under the Indenture.

ESTIMATED SOURCES AND USES OF FUNDS
Sources of Funds
Bond Proceeds	$ 7,640,000.00
Equity Contribution	$ 2,500,000.00
Total Sources of Funds	$10,140,000.00

Uses of Funds
Costs of Issuance*	$ 597,275.21
Debt Service Reserve Fund	$ 764,000.00
Capitalized Interest	$ 555,239.72
Project Costs	$ 8,223,485.07
i. Total Uses of Funds	$10,140,000.00

SECURITY AND SOURCES OF PAYMENT FOR THE BONDS

General

NEITHER THE STATE, THE COUNTY OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE IS OBLIGATED TO PAY THE PRINCIPAL OR THE INTEREST ON THE BONDS. NO TAX FUNDS OR GOVERNMENTAL REVENUE MAY BE USED TO PAY THE PRINCIPAL OR INTEREST ON THE BONDS. NEITHER ANY OR ALL OF THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE, THE COUNTY, OR ANY OTHER MUNICIPAL CORPORATION, QUASI-MUNICIPAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

________________________
* The Borrower’s Equity Contribution, not Bond Proceeds, will be applied to the payment of any Costs of Issuance in excess of 2% of the principal amount of the Bonds ($152,800).

Indenture

Pursuant to the Indenture, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds outstanding thereunder from time to time, according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied in the Indenture and in the Bonds, the Issuer will pledge and assign to the Trustee all of the rights and interests of the Issuer in and to the Loan Agreement, including all extensions and renewals of the term thereof, and all Revenues as defined in the Indenture (other than amounts payable to the Issuer pursuant to Sections 5.4, 5.11 and 6.4 of the Loan Agreement) with all right, title and interest of the Issuer therein, including, but without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any of the Revenues and other sums of money payable or receivable thereunder, whether payable in repayment of the loan made thereunder or otherwise, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer is or may become entitled to do under the Loan Agreement, and all moneys and securities from time to time held by the Trustee under the terms of the Indenture (including the Debt Service Reserve Fund, the Operating Reserve Fund and the Capitalized Interest Account created thereunder) and all moneys realized by the Trustee under the Mortgage, the Guaranty, the Collateral Assignment, the Pledge Agreement and the Environmental Agreement.

The pledge made by the Indenture and the covenants and agreements contained in the Indenture to be performed by the Issuer are for the equal and proportionate benefit, protection and security of the holders of all Bonds.

Loan Agreement

Pursuant to the Loan Agreement, the Issuer will loan the proceeds received from the sale of the Bonds to the Company and will cause such proceeds to be delivered to the Trustee for deposit and disbursement under the Indenture in connection with the acquisition, construction or completion of the Project in accordance with the terms and conditions of the Loan Agreement and the Indenture. To repay such loan, the Company shall pay to the Trustee in federal or other immediately available funds at the designated corporate trust office of the Trustee for deposit in the Bond Fund, a sum equal to the amounts which will permit the Issuer to make timely payments of the principal of, redemption premium, if any, and interest on the Bonds when due.

As provided in Section 3.1 of the Loan Agreement, the Company will acquire, construct or complete the Project substantially in accordance with the plans and specifications therefor, and all applicable laws. As provided in Sections 5.12 and 5.14 of the Loan Agreement, the Company will cause the Project to be kept and maintained in good repair and good operating condition so as not to impair the character of the Project as Exempt Facilities in accordance with the Act or the federal tax-exempt status of interest on the Bonds and will not discontinue operation of the Project if it would adversely affect the federal tax-exempt status of interest on the Bonds.

Debt Service Reserve Fund

The Indenture requires that on the date of issuance of the Bonds, the Trustee shall deposit in the Debt Service Reserve Fund the amount of the Debt Service Reserve Fund Requirement. The Loan Agreement requires that the Company maintain funds in the Debt Service Reserve Fund equal to the Debt Service Reserve Fund Requirement. The Indenture establishes the Debt Service Reserve Fund Requirement as an amount equal to the least of (i) the maximum Annual Debt Service Requirement (as defined in the Indenture) in the then current or any future Bond Year, (ii) 125% of the average Annual Debt Service Requirement in the then current and all future Bond Years; or (iii) 10% of the outstanding aggregate principal amount of the Bonds. The Debt Service Reserve Fund Requirement as of the date of issuance of the Bonds will be $764,000.

Debt Service Coverage Ratio

 The Company covenants in the Loan Agreement to maintain a minimum Debt Service Coverage Ratio of 1.10:1 after the first full year of operation of the Project. If the Company fails to maintain the minimum Debt Service Coverage Ratio for two consecutive years, based on the Company’s audited financial statements, the owners of not less than a majority in aggregate principal amount of the Bonds then outstanding may hire a third-party manager to implement a new management plan, at the expense of the Company. For purposes of this paragraph, “Debt Service Coverage Ratio” means the ratio obtained by dividing (A) EBITDA by (B) the sum of the principal and interest due with respect to the Bonds for the then current fiscal year, as such ratio shall be determined as of the date of any such determination by the Company’s certified public accountants on the basis of the Company’s most recent annual audited financial statements; and “EBITDA” means the sum, without duplication, of the following for the Company: net income determined in accordance with generally accepted accounting principles, consistently applied, plus, (a) interest expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, minus (x) gains from any sale of assets, other than sales in the ordinary course of business and (y) other extraordinary or non-recurring gains, all of the foregoing items (a) through (f) and (x) and (y) determined in accordance with generally accepted accounting principles consistently applied.

Operating Reserve Fund

 Pursuant to the Loan Agreement, the Company will cause the Corporation to fund the Operating Reserve Fund from proceeds of the exercise of the Corporation’s rights under the SEDA (defined under the heading “THE COMPANY AND THE CORPORATION - Certain Additional Credit Arrangements”) or from any other source which does not constitute or is not generated by income, revenues, cash or any other asset or property of the Company, so that no later than July 1, 2007 the amount on deposit in the Operating Reserve Fund shall be $725,000. Provided that no “event of default” under the Indenture exists and is continuing, or would exist but for the giving of notice, the passage of time, or both, moneys in the Operating Reserve Fund shall be disbursed to the Company or the Corporation on the written request of the Authorized Company Representative for the purpose of paying non-capitalized operating expenses of the Company or the Corporation relating directly to the Project. Any such written request shall be accompanied by copies of bills, invoices or statements for the operating expenses of the Company or the Corporation, as applicable, to be paid, and by a certification of the Authorized Company Representative that payment of such operating expenses with moneys from the Operating Reserve Fund is necessary for the continued operations of the Project. Provided that no “event of default” exists and is continuing, or would exist but for the giving of notice, the passage of time, or both, under the Indenture, all moneys in the Operating Reserve Fund will be released to the Company within thirty (30) days after presentation to the Trustee and the Bondholders of the certifications, each dated within thirty (30) days of the other of: (i) the Company’s certified public accountants that the Company’s Debt Service Coverage Ratio (as such term is defined in Section 5.16 of the Loan Agreement) for the two most recently completed fiscal years of the Company equals or exceeds 1.65:1 and (ii) the Authorized Company Representative that the Company’s Debt Service Coverage Ratio for the then current fiscal year will equal or exceed 1.65:1. Upon the occurrence of an event of default under the Indenture, all moneys in the Operating Reserve Fund shall be transferred to the Bond Fund.

No Additional Debt

 In the Loan Agreement, the Company covenants that it has not and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Bonds, and (ii) unsecured trade debt customarily payable within thirty (30) days.

Guaranty and Pledge Agreement

The repayment of the Bonds will be guaranteed by the Company’s manager and sole member, the Corporation, pursuant to the Guaranty. Pursuant to the Guaranty, the Corporation will also guaranty the performance of its obligations under the Biogas Transportation Agreement, agree to grant the Trustee access rights to its natural gas pipeline under certain circumstances, including early termination of the Biogas Transportation Agreement, and assign its rights under a Settlement and Release Agreement (the “Settlement Agreement”) dated as of May 3, 2006 in and to a mortgage lien on certain mineral rights to the Trustee. See Appendix A attached hereto. See also “THE COMPANY AND THE CORPORATION - Mining and Mineral Rights” herein.

Pursuant to the Pledge Agreement, the Corporation will grant to the Trustee for the benefit of the Bondholders a lien and security interest in all of its right, title and interest in, to and under the Operating Agreement of the Company dated as of November 18, 2005 and the entire limited liability company interest at any time owned by the Corporation in the Company, which shall constitute 100% of the membership interests in the Company, as collateral security for the payment of the Bonds and payment and performance of the obligations of the Company under the Bond Financing Documents (as defined in the Mortgage included in Appendix A).

Mortgage and Collateral Assignment

Under the Mortgage, as security for the repayment of the Bonds and the Company’s obligations under the Loan Agreement, the Company will grant a lien in the Company’s leasehold interest in the ground leases for the Plants for the benefit of the Trustee. The Mortgage will also constitute a security agreement with respect to certain items of collateral that will be located at the Plants and an assignment of any rents and related income generated at the Plants. See Appendix A attached hereto. As a condition to placement of the Bonds, the Company will provide the Trustee with a mortgagee leasehold title insurance policy insuring the lien of the Mortgage.

The rights, but not the obligations, of the Company under certain contracts, agreements, permits, licenses, authorizations, plans and specifications, and proceeds of the foregoing, including, but not limited to, the Gas Agreement, the Supply Agreements, the Biogas Transportation Agreement and the various construction and other contracts entered into by the Company in connection with the acquisition, construction, equipping and operation of the Project, will be assigned to the Trustee under the Collateral Assignment. See Appendix A attached hereto.

Insurance

The Company has covenanted to insure the Premises (as defined in the Mortgage) at such times, in such amounts and otherwise in accordance with customary industry practice as more fully described in the Mortgage. See Appendix A attached hereto.

DEBT SERVICE REQUIREMENTS

The following table sets forth for each calendar year the amount required for the payment of principal on the Bonds during such year (whether at maturity or by mandatory sinking fund redemption), for the payment of interest on such Bonds during such year, and the total debt service requirements of the Bonds during such year:

Year	Principal	Interest	Total Debt Service Requirement

2007	-	573,000.00	573,000.00
2008	-	573,000.00	573,000.00
2009	265,000.00	573,000.00	838,000.00
2010	285,000.00	553,125.00	838,125.00
2011	305,000.00	531,750.00	836,750.00
2012	325,000.00	508,875.00	833,875.00
2013	350,000.00	484,500.00	834,500.00
2014	375,000.00	458,250.00	833,250.00
2015	405,000.00	430,125.00	835,125.00
2016	435,000.00	399,750.00	834,750.00
2017	470,000.00	367,125.00	837,125.00
2018	505,000.00	331,875.00	836,875.00
2019	540,000.00	294,000.00	834,000.00
2020	580,000.00	253,500.00	833,500.00
2021	625,000.00	210,000.00	835,000.00
2022	675,000.00	163,125.00	838,125.00
2023	725,000.00	112,500.00	837,500.00
2024	775,000.00	58,125.00	833,125.00
TOTAL	$7,640,000.00	$6,875,625.00	$14,515,625.00

 THE PROJECT

THE FOLLOWING DISCUSSION AND THE PRO FORMA FINANCIAL INFORMATION ATTACHED HERETO AS APPENDIX C WERE PREPARED BY THE COMPANY AND THE CORPORATION AND NEITHER THE ISSUER NOR THE PLACEMENT AGENT ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS THEREOF. ANY AND ALL STATEMENTS, REFERENCES AND OTHER INFORMATION CONTAINED HEREIN WITH RESPECT TO THE PROJECT, THE BUSINESS AND MARKET WITHIN WHICH THE COMPANY AND THE CORPORATION WILL BE ENGAGED, THEIR COMPETITORS, THEIR PROSPECTS, THEIR EXPECTATIONS AND ALL RELATED INFORMATION SHOULD BE CONSTRUED EXCLUSIVELY AS THE OPINION OF THE COMPANY AND THE CORPORATION AND THEIR MANAGEMENT, BASED ON THEIR OWN EXPERIENCE AND THE INFORMATION SET FORTH IN THE ENGINEER’S REPORT ATTACHED HERETO AS APPENDIX B, AND NOT AS A STATEMENT OF FACT.

Technology

Decades of research have provided much information about how manure can be converted into an energy source via anaerobic digestion, the process whereby naturally occurring bacteria decompose organic matter in the absence of oxygen. Several different types of digesters have evolved over this period of time. The most common types for manure are the plug flow, complete mix and covered lagoons. All of these systems can anaerobically digest manure and collect biogas, but typically require more than 15 days of holding time (making them very large in size) and the biogas typically consists of less than 60% methane. However, by applying a “hi-rate” (holding time less than 8 days) digestion process commonly used in industrial applications to dairy manure in a specially designed reactor vessel, the methane content of biogas increases to 80%, making the biogas a much more attractive fuel.

The Project described in this Private Placement Memorandum will be employing a hi-rate system (which is proprietary to Andigen, LLC (“Andigen”) and used by the Corporation and the Company as described below) known as the “Induced Blanket Reactor” - or “IBR”. The IBR is a modular system consisting of above ground corrosion resistant tanks with associated pumps, valves, piping, gas collection system, gas cleanup equipment and controls, placed in a well-insulated building. This system can convert animal waste into energy in the form of methane gas, water suitable for irrigation or flushing and soil conditioner/fertilizer. The system contains odor during treatment and produces essentially odor free liquid and solid effluent. The system is automated and runs with very little direct human intervention. Because of its modular nature, it can be easily expanded, and if part of the system fails, it does not stop the process. Tanks may also be routinely taken out of service for maintenance and brought back on line with very little, if any, disruption of gas production.

Andigen

An agreement between the Corporation and Andigen provides the Corporation with exclusive rights to use or market the Andigen technology within the State of Idaho and, except where prior agreements have already been reached between Andigen and others, the Corporation will have the right to market Andigen systems and technology on a non-exclusive basis to facilities with 5,000 or more animal units located in the states of Washington, Oregon, Montana, Wyoming, Nevada, Oklahoma, Kansas, Texas and New Mexico.  Use of Andigen technology by the Corporation in connection with opportunities originating from California, Nebraska and Colorado will be considered for approval by Andigen on a case by case basis provided it does not conflict with other Andigen agreements in force at the time.  The Andigen agreement described above, as partially assigned to the Company, will be collaterally assigned to the Trustee pursuant to the Collateral Assignment.

Process

Manure will be vacuumed from the barns and feed alleys of the Dairies and deposited in a receiving tank where it will be blended with wash down flush water coming from the milking parlor to achieve a uniform consistency. This mixture will then be pumped inside the digester building and through a heat exchanger (fired with digester-produced gas) which will warm the manure to 100 F - the ideal temperature for the anaerobic bacteria. After leaving the heat exchanger, the warmed mixture will be fed into the bottoms of the individual digester tanks. The bacteria residing in the tanks are the same as those naturally occurring in the cows’ digestive tracts, but in this case will be given ample time to finish the job the cow started. As a gallon of mixture is injected into the bottom of the tank, a corresponding volume of gas, water and digested fiber will be displaced out the top of the 34 foot tall tank. The pumping rate will be controlled such that it will take approximately 5 days for the incoming liquid to transit the tank and overflow the top.

A device in the top of the tank will separate the gas from the liquid and solid fibers. The gas will be routed through cleanup equipment to remove the impurities and bring it to pipeline quality standards. The liquid and fiber will pass through a screw press to separate the two. The water will be bypassed to the dairy lagoon where it will be stored until pumped to pivots for irrigating nearby fields. The fiber will be deposited into a bin and then transported to a large outdoor storage area where it will be piled into long windrows. These windrows will be mechanically turned on a regular basis to allow for the aerobic (with oxygen) decomposition in a process known as composting. The composting operation will further reduce the volume of solids by approximately half again while also destroying pathogenic bacteria and turning the material into a high quality, nutrient rich soil amendment which can be sold as a high demand gardening product.

Benefit to Dairies

A healthy, well nourished and cared for dairy cow produces between 80 and 90 pounds of milk per day. That same cow produces approximately 110 pounds of manure waste in that same day. The cost and environmental liability incurred by dairymen in handling and disposing of that waste represents a major diversion of time, equipment and manpower from the primary business of producing milk for a profit. While there are no studies that document what those costs are, dairymen have estimated to the Company that they likely run in the $40-50 range per cow per year. The installation of a digester significantly reduces the burden and expense of manure handling in that the digestion process converts over half of the solids entering the system to gas and water, virtually eliminates the odors and other obnoxious elements (flies and weeds), and cuts the nutrient loading in the water effluent in half. With additional processing, the effluent gas and remaining solids can be converted to valuable products with ready markets (i.e., gas and digested fiber) thus generating a significant revenue stream - i.e. “milking the other end of the cow.” Further, since the Company will operate these solid waste disposal facilities, more of the dairymen’s time and resources can be focused on their primary job.

Construction

The Project is the actualization of the Corporation’s focus on biogas technology. In the spring of 2004, the Corporation constructed a prototype biogas project at the Whitesides Dairy in southern Idaho to assess the gas yields, capital costs and operating costs of anaerobic digesting technology (the “Prototype”). This facility began producing gas in November 2004. The Prototype was funded with the proceeds of an equity investment in the Corporation (as described in “THE COMPANY AND THE CORPORATION - Certain Additional Credit Arrangements” below) and, except for reimbursement of certain preliminary architectural and engineering and related expenditures, will not be financed with Bond proceeds.

The Project consists of the acquisition, construction and equipping of biogas production Plants at two Idaho Dairies, Whitesides Dairy, Inc. (“Whitesides Dairy”) and West Point Farms (“West Point Dairy”), to produce pipeline quality natural gas from cow manure. The Plants will be built on property leased to the Company from the Dairies pursuant to ground leases with terms of 20 years. The Project will include the construction of eight additional digester tanks at the Whitesides Dairy, which will quadruple the gas production capacity of the Prototype facility and add off-the-shelf equipment to clean the gas to pipeline standards. The gas from the Plants will be compressed and trucked to the Intermountain gas pipeline twelve miles from the Whitesides Dairy. The Project will also include the construction of fifteen digester tanks at the West Point Dairy, and will require the installation of a seven-mile pipeline between the West Point Dairy and an Intermountain gas pipeline south of Wendell, Idaho (the “West Point Pipeline”) to transport the gas. The raw materials for biogas production will be provided by the Whitesides and West Point Dairies pursuant to the Supply Agreements and the biogas will be sold to Intermountain pursuant to the Gas Agreement. While all of the Corporation’s financial modeling for the Project has been premised upon the Gas Agreement revenues, it is anticipated that the Project will also generate high quality digested fiber which may be sold by the Company and may generate some additional revenues.

The General Contractor for the Project is Cannon Builders, Inc., Blackfoot, Idaho (the “General Contractor”). The General Contractor is bonded and has completed projects of varied sizes, scope and complexity, and has experience in master planning, development and design administration, new construction, renovations and expansions, interior fit-out, FF&E purchasing and coordination, and infrastructure support for such facilities. The Company has entered into a cost-plus-fixed-fee, guaranteed maximum price contract (the “Construction Contract”) with the General Contractor whereby it will be required to complete the construction of the Plants and the other duties set forth therein for an amount equal to $7,301,410. The Company’s rights under the Construction Contract will be assigned to the Trustee under the Collateral Assignment.

The required time frame for substantial completion of the work to be performed under the Construction Contract is the second calendar quarter of 2007, and the Company anticipates that it will be in a position to begin selling biogas to Intermountain pursuant to the Gas Agreement in the third calendar quarter of 2007.

The elements of the Project expected to be acquired and constructed with a portion of the proceeds of the Bonds is comprised of the following:

Description

Whitesides Dairy Facility

- 8 Digester Tanks
- Access Platforms
- Building and Foundation
- Dump Aprons and Mix Tank
- Mix Tank Mixers
- Manure Feed System
- Manure Heating System
- Digester Waste Collection System
- Digester Solid Separation System
- Digester Overflow Collection System
- Digester BioGas Collection System
- BioGas Conditioning
- Instrumentation & Controls

West Point Dairy Facility

- 15 Digester Tanks
- Access Platforms
- Building and Foundation
- Manure Feed System
- Manure Heating System
- Digester Waste Collection System
- Digester Solid Separation System
- Digester Overflow Collection System
- Digester BioGas Collection System
- BioGas Conditioning
- Instrumentation & Controls

The Dairies

The Corporation has learned the following about the Dairies, from sources the Corporation believes to be reliable.

Whitesides Dairy, located 9 miles north of Rupert, Idaho, has grown from 10 milk cows in 1979 to approximately 4,000 today and the Dairy is currently undergoing yet another expansion which will add 2,500 more milk cows. The 4,000 head portion of the Whitesides Dairy is an “open lot operation” meaning the cows are housed in open corrals. Construction of the 2,500 head expansion is complete and includes a state-of-the-art freestall barn (cows housed in individual stalls inside the barn) and milk parlor complex. The owners of the Whitesides Dairy also own and operate a several thousand head heifer feedlot on which they raise replacement stock for their dairy cows.

West Point Dairy, located 5 miles west of Wendell, Idaho, was constructed in 2001 and is an approximately 6,000 head, state-of-the-art, freestall facility. It is the latest of a series of expansions reflecting the steady growth that began 15 years ago when the Southfield family (owners and operators of Southfield Dairy, parent company for the West Point Dairy) relocated from California to Idaho. They also own and operate an approximately 8000 head open lot dairy 3 miles east of West Point as well as a several thousand head replacement heifer feedlot.

Intermountain

The Corporation has learned the following about Intermountain, from sources the Corporation believes to be reliable.

Intermountain Gas Company is the primary distributor of natural gas in southern Idaho. Its service area extends across the entire breadth of southern Idaho, an area of approximately 50,000 square miles with a population of approximately 1,000,000. In fiscal 2004, Intermountain served an average of 254,000 customers in 74 communities through a system of approximately 10,000 miles of transmission, distribution and service lines.

Intermountain provides natural gas sales and services to two major markets, the residential/commercial market and the industrial market. In fiscal 2004, an average of 228,300 residential and 25,500 commercial customers used Intermountain natural gas primarily for space and water heating.

Intermountain's residential and commercial sales volume during 2004 was 257.1 million therms, an increase of 6.1% as compared to fiscal 2003. This increase was a function of the slightly colder weather as compared to 2003 and increased growth in customer base experienced in fiscal 2004. Intermountain’s average number of customers billed increased by 5% during fiscal 2004.

Intermountain's approximately 110 industrial customers transport natural gas through Intermountain's system to be used for boiler and manufacturing applications. Industrial demand for natural gas is strongly influenced by the agricultural economy, the competitiveness of local facilities and the price of alternative fuels. Industrial throughput on Intermountain’s system during fiscal 2004 totaled approximately 210.5 million therms.

Intermountain’s Federal Energy Regulatory Commission (“FERC”) Financial Report on FERC Form No. 2 for the period ending September 30, 2004, along with certain other publicly available FERC documents relating to Intermountain, may be accessed by searching FERC’s website library at http://www.ferc.gov/docs-filing/elibrary.asp. Such FERC documents are hereby incorporated by reference in this Private Placement Memorandum.

All publicly available FERC documents filed by Intermountain subsequent to the date of this Private Placement Memorandum and prior to the termination of the offering of the Bonds will be deemed to be incorporated by reference in this Private Placement Memorandum and to be a part hereof from the date of filing of such documents Any statement contained in a document incorporated or deemed to be incorporated by reference in this Private Placement Memorandum shall be deemed to be modified or superseded for purposes of this Private Placement Memorandum to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Private Placement Memorandum modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Private Placement Memorandum.

THE COMPANY AND THE CORPORATION

THE INFORMATION UNDER THIS HEADING HAS BEEN PROVIDED BY THE COMPANY AND THE CORPORATION. THE INCLUSION OF THE FOLLOWING INFORMATION IN THIS PRIVATE PLACEMENT MEMORANDUM IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE ISSUER, THE TRUSTEE OR THE PLACEMENT AGENT.

The Corporation, an Idaho corporation headquartered in Idaho Falls, is a biofuels renewable and alternative energy development and operating company with strengths in engineering and technology. The Company was formed by the Corporation for the purpose of performing the Project and the Corporation owns all of the limited liability company interests of the Company. While the Corporation’s main source of current revenue has been the sale of engineering services to a variety of clients, it is posturing itself for the primary business purpose of developing, constructing, operating and owning or co-owning a portfolio of projects in the Biofuels Production area of the Renewable and Alternative Energy sector. Biofuels are combustible fuels such as biogas (methane), ethanol, biodiesel and hydrogen that are produced from biomass, i.e., plant-derived organic matter. The Corporation’s current primary focus is on biogas that it is implementing through the Company’s development of the Project. The Corporation has guaranteed repayment of the Bonds pursuant to the Guaranty.

The Corporation has a satellite office in Boise, Idaho, and a field construction office in Wendell, Idaho. The Corporation’s stock trades on the OTC Bulletin Board under the symbol “IESV” and came into being in its present form as a result of a March 2002 “Type B” merger between the public company then known as Iron Mask Mining Company and two privately held companies named Intrepid Engineering Services, an engineering and construction services firm, and Western Technology Management, a technical and scientific management firm.

The Corporation has a staff of 10 full-time professional engineers and managers with experience in large construction projects, government service contacts, project and corporate management and general design and engineering. In addition to full-time staff, the Corporation has 4 part-time employees and access to a virtual staff exceeding 200 (see “Science and Technology Division” below). The Corporation is organized into three divisions —Biofuels, Science and Technology and Engineering Services.

Biofuels Division:
The Biofuels Division is the heart of the Corporation and brings together the resources and talents of the other two divisions to develop biofuels projects. Those biofuels of primary interest to the Corporation are:

• Biogas - methane, or “natural gas” derived from the anaerobic digestion (bacterial decomposition) of animal waste
• Biodiesel - vegetable oil derived diesel fuel
• Ethanol - gasoline additive/substitute derived from starch crops (e.g. corn) or cellulosic biomass materials (e.g. wood, straw, etc)
• Hydrogen - as may be derived from biogas or ethanol or other biomass materials in the  future (for use in fuel cells, vehicles or similar applications)

The Corporation has chosen to place initial emphasis and resources on biogas production via anaerobic digestion of dairy manure. Biogas is the least capital intensive, the quickest to bring to market and, significantly, can serve as a critical component to the success of each of the other three biofuels lines.

Biodiesel and Ethanol production facilities continue to be an important part of the Corporation’s overall business line and parallel planning work is being carried out. However, these projects require significantly more time and capital resources to develop, and for that reason are on a slower execution track.

Science and Technology Division:

The Science and Technology Division of the Corporation is a collection of over 200 nationally recognized experts with whom the Corporation has consulting agreements to provide advice and service on an as-needed basis. These individuals typically possess advanced academic credentials and extensive science or engineering work experience in a various Scientific and Engineering disciplines including Nuclear Science, Renewable Energy, Material Science, Construction Management, Soil Science, Crop Management, Process Engineering and others.

Engineering Services Division:

The Engineering Services Division of the Corporation brings together a team of highly experienced management, construction and technical personnel along with professionally registered engineers to provide complete “design-build-operate” capability. Besides support of internal Corporation projects and initiatives, the Engineering Services Division also services a diverse external customer base ranging from the federal government to private commercial and industrial clients.

Mining and Mineral Rights

The Corporation previously owned rights in precious metals properties in Montana. In May, 2006, pursuant and subject to the Settlement Agreement, the Corporation transferred those rights and took back a mortgage securing an assumed value of such rights of $300,000. The debt obligation is due, without interest, on the earlier of May 3, 2036 or sale of the mineral rights by the transferee. There is no personal liability associated with the debt obligation, and any foreclosure is to be conducted judicially in conformity with Montana mortgage law, MCA §71-1-101, et. seq. The Corporation will assign its rights under the Settlement Agreement to the Trustee pursuant to the Guaranty.

Markets

Renewable and Alternative Energies are those forms of energy that can be used as an alternative to fossil energy such as oil, natural gas and coal. Fossil energy is encumbered by significant environmental concerns and presents energy security issues as well. Over 60% of the oil used by the United States comes from foreign countries, much of it from the Middle East. Although natural gas is cleaner to burn than oil and coal, domestic supplies of natural gas are being quickly consumed, causing prices to escalate and creating a significant problem for industrial plants that have energy intensive operations.

A 1998 United States Department of Energy study (“Biogas For Transportation Use: A 1998 Perspective”) estimated that, worldwide, between 25 and 37 quadrillion btus of methane is released into the atmosphere due to natural decomposition of organic material. This is equivalent to between 25 and 38 percent of all the energy used in the United States annually. The study went on to estimate that biogas production from farm waste, landfills and municipal sewage alone is approximately 3.5 quadrillion btus of methane, one third of which (or about 1.25 quadrillion btus) could feasibly be captured. This is equivalent to 6 percent of all the natural gas used in the United States each year.

In November 2004, 13 countries joined the United States to formally create the “Methane to Markets Partnership.” The purpose of this Partnership is to advance international cooperation on the recovery and use of biogas-derived methane as a valuable and viable clean energy source, and in the process, increase energy security, improve environmental quality and reduce greenhouse emissions throughout the world. Under the Partnership, members will work in coordination with the private sector to share and expand the use of technologies to capture methane emissions that are now wasted in the course of industrial and agricultural processes and use them as a new energy source.

Flat supplies of domestic natural gas over the past five years, coupled with increasing demand, have resulted in historical high gas prices. The outlook for sustained pricing is optimistic. Although there is increased drilling for new gas supplies, existing well output is declining. The United States Department of Energy projects only a 0.5% increase in domestic gas production over the next two years.

Liquid Natural Gas (“LNG”) is a significant niche within the natural gas market and plays a significant role in the Corporation’s business plan. LNG is currently used in three primary segments of the natural gas market:

• Transportation alternative fuels largely replacing diesel in medium-duty and heavy-duty fleets
• Municipal heating fuel for small, remote communities not served by pipelines such as Afton and Jackson Hole, Wyoming, and West Yellowstone, Montana
• Industrial heating fuels for energy-intensive enterprises, competing against propane where pipeline natural gas is not available

The Corporation feels confident that adequate economic incentives exist, and that it has gained enough practical, hands-on experience through the building and operating of its Prototype Idaho biogas plant at the Whitesides Dairy, to be poised to become a significant force in developing the “Methane to Markets” concept in the United States. Revenues from processing animal waste under this concept may not just be limited to sale of methane gas. Other opportunities include emissions credits, renewable energy certificates, potential tax credits, sale of digested fiber (organic compost) and processing of other organic materials such as cheese whey, spent vegetable oil, animal renderings, etc., in conjunction with the processing of the animal manure.

Competition

The Corporation’s principal competitors in the engineering services sector are all privately held or employee owned companies; and, therefore, not actively traded on any market. With respect to the Corporation’s current biogas focus, there are many other providers that supply and build anaerobic digesters for animal operations. Among some of the more prominent companies are RCM Digester Systems, GHD, Inc. Environmental Services and Microgy Co-Generations Systems (a subsidiary of Environmental Power Corp.). However, to the best of the Corporation’s knowledge, none of their systems produce the quality of biogas (in terms of energy content per volume) as does the system the Corporation employs, nor do they afford its flexibility, operability and maintainability advantages.

The Corporation’s Prototype Whitesides Dairy biogas facility was the first agricultural anaerobic digester to be built, and is currently the only operational facility of its kind, in the State of Idaho. Other facilities in Idaho have been discussed and two Idaho dairymen have had federal grants to construct on-farm digesters for over a year, but as yet, ground has not been broken on either one. This gives the Corporation a substantial lead over any competition within the State. There are numerous digester facilities in operation in other parts of the United States, but none are currently designed, nor are they operating, with a primary purpose of producing and marketing commercial quantities of natural gas (as the Corporation can best determine).

The Corporation believes that the principal competitive factors applicable to all areas of its business are:

• Exclusive access to proprietary technology
• Ability to service much larger dairy/beef operations than previously feasible
• Proximity to major dairy/beef operations (Idaho is the fifth largest dairy state in the United States)
• Advantage of being “first to market” within Idaho
• Strong internal technical, management and scientific capabilities
• Key strategic alliances
• Breadth of “work for others” services offered
• Customer service reputation
• Dependability, technical proficiency and environmental integrity
• Operational experience
• Quality of working relationships

Management believes the Corporation is, and will continue to be, competitive based on these factors.

Strategy

Providing engineering and technical services has been the primary source of revenue, and hence the primary focus, of the Corporation in the past. The Corporation expects to continue providing such supplemental services in the future, but with decreased emphasis. In fiscal year 2005, the Corporation began a major transition from being primarily a provider of engineering services to becoming a significant producer and distributor of biogas products and facilities. This transition continued and gained momentum through fiscal year 2006. The following discussion provides an overview of the Corporation’s current business model and development plan.

The fundamental aspects of the Corporation’s business model are:

• Utilize cutting edge, but established, technology for the production of biogas from large animal operations
• Utilize off-the-shelf equipment for clean-up of the biogas to meet pipeline-quality specifications and produce liquid products
• Team with experienced companies for the marketing and distribution of biogas products
• Maintain equity positions on all biogas projects
• Begin operations in known territory (Idaho), and expand into other western states as resources allow
• Maximize the utilization of its public company status in the financing of its projects
• Market biogas products to local gas utilities, industrial users and transportation users

Over the next five years, the Corporation plans to place in excess of 250,000 head of dairy and beef cattle into biogas production. The Corporation will design, construct and operate these facilities consistent with the business model described above.

The centerpiece of this development plan is an exclusive geographic and case-by-case national agreement for anaerobic digestion technology with Andigen that produces biogas with up to 33% higher concentration of methane than competing processes. This technology has a successful 5-year operational history and has been demonstrated with both cow and swine waste.

The Corporation’s goal is to become the premier fully integrated biogas company in the United States. The Corporation’s approach is to use superior technology and know-how to convert manure waste from dairy and feedlot operations into biogas that can be further processed to produce (1) pipeline quality gas for sale to a gas utility; (2) combustion gas to fuel boilers for processing materials; (3) liquid natural gas for transportation fuel, peaking and/or remote community service; (4) high quality digested fiber; and, eventually (5) hydrogen to energize fuel cells for transportation and distributed or non-distributed energy sources. The Corporation’s range of services include:

•	designing, building and operating biofuels facilities;
•	performing value-added processing of raw biogas and residual products of digestion for various applications; and
•	marketing, transportation and sales of processed gas and high quality digested fiber.

Management/Board of Directors

The Corporation’s management team (which will also manage the Company) is experienced in project management, construction, chemical operations and engineering design and includes the following individuals:

Dennis D. Keiser

Dennis D. Keiser is the Corporation’s CEO and a member of the Board of Directors. He holds a BS and a MS in Metallurgical Engineering and a PhD in Mining Engineering, with a Metallurgy emphasis, all from the University of Idaho. Dr. Keiser began his professional career as an engineer in the Apollo Space Program and has over thirty years of corporate executive experience in science, engineering and business management. Dr. Keiser has managed large scientific, engineering and facility operations, which included serving as Director of the Research Center (employing 1,000 plus people) for the Idaho National Laboratory (“INL”), a major United States Department of Energy Lab. One of his roles in this capacity was to help form the Non-nuclear Research Program for the INL that included Biofuels Research, which involved production of fuels from biomass. His experience also includes acquisitions, strategic planning and program development aspects of business management for a Fortune 200 company. He has served on numerous regional university advisory boards, as a member of the ASME Committee on National Laboratory Technology Transfer, and is a past chairman of the Idaho Research Foundation.

Jacob D. Dustin

Jacob D. Dustin is the President and Chief Operating Officer and a member of the Board of Directors. He holds a BS in Civil Engineering from the United States Air Force Academy, an MS and a PhD in Civil Engineering (Water Resources and Environmental emphasis) from Brigham Young University, and an MS Equivalent in National Resources Strategy from the Industrial College of the Armed Forces, Washington, D.C. He has over thirty years of experience in operational and engineering leadership positions both in the United States Air Force and private industry. His specific expertise includes managing diverse groups of engineers, scientists and technicians; controlling annual budgets in excess of $100M; and establishing professional working relationships with government agencies, design/construction groups and Architectural-Engineering firms. He completed a highly successful 25-year career in the United States Air Force as a pilot, engineer, commander and executive director, retiring with the rank of full Colonel. Following his Air Force retirement, he served for five years as a senior program manager with the Parsons Corporation of Pasadena, California and another year with Bechtel of San Francisco, California. at which point he left corporate level employment to help start up what is now the Corporation. Dr. Dustin is a professionally registered engineer and a Fellow in the American Society of Civil Engineers.

Roger C. Corless

Roger C. Corless is the Corporation’s Controller and Acting Chief of Staff. He holds a BA in Economics from Brigham Young University and an MBA from the Harvard Business School. His background is that of a financial executive with strong leadership, strategic planning, problem-solving, communication and project management skills. He has specific expertise in planning, budgeting, financial analysis, managerial measurement and reporting, accounting principles, systems and compliance programs. His industry experience includes engineering, construction, environmental, government contracting, public accounting and international operations for such firms as British Nuclear Fuels Limited, The IT Group, Fluor Corporation and Ernst & Young. His responsibilities have ranged from senior audit manager to project construction CFO to international controller.

Michael W. Parker

Michael W. Parker was elected to the Board of Directors in 2005 and was appointed Chairman of the Board on May 23, 2006,. He holds a BS in Statistics from the University of Southern Mississippi, an MS in Statistics from Southern Illinois University, an MBA from University of Puget Sound, an MS in Aeronautical Engineering from the Air Force Institute of Technology, and a PhD in Systems Engineering from Century University. Dr. Parker is a retired Air Force Lieutenant Colonel and is a self-employed entrepreneur and investor. During his diverse 20-year military career he worked in areas ranging from aviation, engineering, special operations and program management. He is a veteran of Operations Desert Shield, Desert Storm (Gulf War I) and Southern Watch. Since his retirement in 2000, he spends his time managing his numerous business interests and traveling between his homes in Lake County, Montana and Bay St. Louis, Mississippi.

William R. Myers

William R. Myers serves as a Director on the Corporation’s Board of Directors. He holds a BS in Agricultural Engineering and an MS in Civil Engineering from New Mexico State University. Mr. Myers has an extensive business development and strategic planning background with architectural engineering, research and development, construction, environmental science and startup entrepreneurial firms in both national and international settings. His experience ranges from management of a thousand person engineering support services group to overseeing a $365 million construction project. Mr. Myers was a member of the founding staff of Los Alamos Technical Associates and over his career he has worked for the United States Department of Energy Los Alamos National Laboratory, Kaman Sciences Corporation and Homes & Narver. He is the founder and is currently serving as the President of Myers Associates International, which provides general technical and management consulting focused on strategic planning, business development and construction management for domestic and international firms. Clients have included Reiman Corporation, Norsam Technologies, Halcyon Marketing Group, BCM Engineers, Dames & Moore, Holmes & Narver and Brown & Root Vickers.

D. Lynn Smith

D. Lynn Smith is a member of the Board of Directors of the Corporation and serves as the Chairman of the Audit Committee. He holds a BS in Business with an accounting emphasis from Brigham Young University as well as advanced follow-on education in Business Valuations and Certified Forensic Financial Analyst training. He has over thirty years experience as a Certified Public Accountant and partner in Galusha, Higgins & Galusha, P.C, a regional public accounting firm. Mr. Smith’s specific experience includes audit, tax, individual and business litigation support and individual and business planning with a special emphasis on agriculture and agribusiness. In addition to being a CPA, he is also a Certified Valuation Analyst and his certification as a Forensic Financial Analyst is pending.

Steven Whitesides

Steven Whitesides serves on the Corporation’s Board of Directors. He is the co-owner and operator of one of the largest and most progressive dairies in the State of Idaho and brings nearly 30 years experience in the operation and management of agricultural businesses ranging from feed mills to dairy and beef operations. Under his leadership and management, the Whitesides Dairy has grown from 10 milk cows in 1979 to approximately 4,000 today and the Dairy is currently undergoing yet another expansion which will add approximately 2,500 more cows and a modern, state-of-the-art freestall barn and milk parlor complex. He also owns and operates a several thousand head heifer feedlot on which he raises replacement stock for his dairy cows. The Whitesides Dairy is highly successful both financially and environmentally and is one of the best managed dairy operations in the state, as is verified by the consistently high scores received on Idaho Department of Agriculture Grade A Dairy Farm Inspection Reports. Whitesides Dairy has also completed research projects for the State of Idaho and for private companies in the past, showing a history of demonstrating leadership in the advancement and betterment of the dairy industry. Mr. Whitesides has served on the Minidoka County, Idaho Planning and Zoning Commission for the last four years.

Certain Additional Credit Arrangements

The Corporation has entered into a Standby Equity Distribution Agreement dated as of March 10, 2005 (the “SEDA”) with Cornell Capital Partners LP (“Cornell Capital”), and a number of related agreements, which remain in effect as of the date of this Private Placement Memorandum and are fully discussed in the Corporation’s Form 10-KSB, Annual Report for Fiscal Year Ended June 30, 2005, filed with the Securities and Exchange Commission (the “Commission”) and incorporated herein by reference. See “Documents Incorporated by Reference” below. Pursuant to the SEDA, Cornell Capital may eventually purchase up to $25,000,000 of the Corporation’s common stock. Under the Loan Agreement, the Company will consent to cause the Corporation to fund the Operating Reserve Fund from, among other sources, the exercise of the rights of the Corporation under the SEDA. SEE “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - Operating Reserve Fund” herein.

Available Information

The Corporation is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may also be obtained from the Commission’s website at www.sec.gov.

Documents Incorporated by Reference

The following documents filed by the Corporation with the Commission are hereby incorporated by reference in this Private Placement Memorandum:

1.	Annual Report on Form 10-KSB for Fiscal Year ended June 30, 2006.
2.	Annual Report on Form 10-KSB for Fiscal Year ended June 30, 2005.
3.	Form SB-2/A dated as of September 20, 2006 (File #333-134795), as amended.

All documents filed by the Corporation pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Private Placement Memorandum and prior to the termination of the offering of the Bonds will be deemed to be incorporated by reference in this Private Placement Memorandum and to be a part hereof from the date of filing of such documents Any statement contained in a document incorporated or deemed to be incorporated by reference in this Private Placement Memorandum shall be deemed to be modified or superseded for purposes of this Private Placement Memorandum to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Private Placement Memorandum modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Private Placement Memorandum.

ENGINEER’S REPORT

At the request of the Company, R.W. Beck, Inc. prepared an Engineer’s Report for the Project dated May 16, 2006. The Engineer’s Report is contained in Appendix B to this Private Placement Memorandum.

ADDITIONAL MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND THE PRO FORMA FINANCIAL INFORMATION ATTACHED HERETO AS APPENDIX C WERE PREPARED BY THE CORPORATION AND ITS REPRESENTATIVES AND NEITHER THE ISSUER NOR THE PLACEMENT AGENT ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS THEREOF.

The Corporation’s independent accountants qualified their opinion on the financial statements of the Corporation for the year ended June 30, 2006, because of concerns about the Corporation’s ability to continue operations (the “going concern” qualification). Management recognizes the importance of such concerns and the necessity for independence of the auditors in evaluating such concerns. However, management also believes that additional factors should be considered by an investor in the Bonds in evaluating the future viability of the Corporation.

Much of the previous losses from operations are related to businesses that the Corporation is no longer pursuing. For example, in the year ended June 30, 2002, the Corporation wrote off the accumulated value of mineral assets, $3,273,000. Other than continuing efforts to sell these assets, and the settlement described in “THE COMPANY AND THE CORPORATION - Mining and Mineral Rights” above, the Corporation has not been involved with the mining business since 2002. This write-off alone accounts for more than half of the accumulated retained earnings deficit as of June 30, 2006.

For financial reporting purposes, the Corporation carries no asset value for the tax savings possible through utilization of net operating losses (“NOLs”) carried forward. In fiscal 2004, the remaining asset value, $386,000, for these NOLs was written off, in compliance with applicable accounting standards. As the Corporation’s new business direction becomes profitable, these NOLs will become a valuable means of avoiding the income tax burden on such profits.

Much of the operating loss for the year ended June 30, 2006 was due to the emphasis on specific opportunities to develop the waste-to-methane-to-energy business. Under generally accepted accounting principles, most of these costs cannot be capitalized as balance sheet assets. They are nevertheless investments in the future of this business. In the opinion of management, the income projections associated with this Bond offering demonstrate the probability that these “investments” were well placed.

In the past two years, the Corporation’s business opportunities on contracts with the federal government greatly diminished due to a major restructuring of the Idaho National Laboratory (a primary customer). Maintaining the capability to operate in this business during the Laboratory’s transition has added to recent operating losses, but new opportunities to provide engineering services have arisen and the Corporation has experienced a gradual increase in sales in this area of late. It is management’s intention to manage these operations to contribute additional revenue/profit to help defray overhead and general and administrative expenses and support expansion of the Corporation’s biofuels business line.

  The Corporation’s overall business plan has an ultimate objective of building a renewable energy business whereby it designs, permits, builds and operates (and in select applications, owns or co-owns) biofuels production facilities. The primary focus is on biomethane facilities constructed on dairies (and other large confined animal feeding operations) whereby the Corporation converts manure wastes to marketable products - most notably methane (natural) gas and “high-end” digested fiber soil amendment(s) - via anaerobic digestion technology. There are three elements to that plan.

The first is to build, operate and own at least two full-scale commercial production facilities to: 1) generate a consistent revenue stream; 2) serve as “model homes” to enhance marketing efforts; and 3) allow the Corporation the flexibility to continuously improve system performance and operations.

The second element is to begin moving into the “design/build/operate” for others’ market. In this instance, the Corporation will earn a fee both for the short-term design/build portion and the long-term operations and maintenance services, but will not hold a major ownership position. This allows the Corporation to have a stable revenue stream without incurring additional financial risk.

The third element is taking advantage of the Corporation’s in-house professional resources in providing opportune engineering and design services for government and commercial clients to provide supplemental revenue as discussed above.

The projected financial information compiled by the Corporation attached hereto as Appendix C includes multi-year pro-forma forecasted income statements for the Company and the Corporation prepared in a manner consistent with the Engineer’s Report and the Corporation’s Business Plan and including a discussion of assumptions. The data contained in Appendix C has been prepared by management of the Corporation and represents its estimates, opinions and forecasts based on assumptions that the Corporation believes to be reasonable.

See the subsection entitled “Management’s Projections” below in the Section entitled “INVESTMENT CONSIDERATIONS AND RISK FACTORS.”

THE FOREGOING INFORMATION AND INFORMATION SET FORTH AT APPENDIX C HAS BEEN PREPARED SOLELY FROM INFORMATION PROVIDED BY THE COMPANY AND THE CORPORATION AND HAS NOT BEEN INDEPENDENTLY VERIFIED OR INVESTIGATED BY THE PLACEMENT AGENT OR THE ISSUER AND NEITHER THE PLACEMENT AGENT NOR THE ISSUER TAKES ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION. THE ASSUMPTIONS CONTAINED IN APPENDIX C AND THE ENGINEER’S REPORT, WHICH IS ATTACHED AS APPENDIX B HERETO, ARE AN INTEGRAL PART OF THIS INFORMATION. THE FORECASTED FINANCIAL STATEMENTS HAVE BEEN PREPARED BASED UPON ASSUMPTIONS OF FUTURE EVENTS WHICH MAY OR MAY NOT OCCUR AND THERE CAN BE NO ASSURANCE THAT THE FORECASTS WILL BE ACHIEVED. THE ACHIEVEMENT OF ANY FINANCIAL FORECAST MAY BE AFFECTED BY CHANGING ECONOMIC CONDITIONS AND IS DEPENDENT UPON THE OCCURRENCE OF OTHER FUTURE EVENTS, WHICH CANNOT BE GUARANTEED. THEREFORE, THE ACTUAL RESULTS ACHIEVED WILL UNDOUBTEDLY VARY FROM THE FORECASTED FINANCIAL STATEMENTS, AND SUCH VARIATIONS COULD BE MATERIAL.

FORWARD-LOOKING STATEMENTS

Certain data set forth herein and in the Appendices attached hereto constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities and Exchange Act of 1934, each as amended, that are based on the current beliefs of, as well as assumptions made by and information currently available to the Corporation. In addition to such data, all statements other than statements of historical facts included in this Private Placement Memorandum regarding the Project or the Corporation’s or the Company’s financial position, business strategy and plans and objectives are forward-looking statements. When used in this Private Placement Memorandum, the words “anticipate,” “believe,” “estimate,” “project,” “predict,” “expect,” “intend,” and words or phrases of similar import, as they relate to the Corporation, the Company or the Project, are intended to identify forward-looking statements. Although the Company and the Corporation believe that the expectations reflected in such forward-looking statements are reasonable, the Company and the Corporation cannot give any assurance that such expectations will prove to have been correct. Certain important factors that could cause actual results to differ materially from the expectations of the Company and the Corporation are contained in the section below entitled “INVESTMENT CONSIDERATIONS AND RISK FACTORS” and elsewhere in this Private Placement Memorandum. Based upon changing conditions, should any one or more of such risks or uncertainties (or any other risks or uncertainties not described in this Private Placement Memorandum) materialize or come to pass, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, predicted, expected or intended.

The Placement Agent and the Issuer have not examined or compiled any of the financial forecasts presented herein and accordingly do not assume any responsibility for such forecasts.

INVESTMENT CONSIDERATIONS AND RISK FACTORS

Investment in the Bonds is highly speculative in nature and involves a high degree of risk. Prospective investors in the Bonds should carefully and thoroughly review all of the information in this Private Placement Memorandum, including the Appendices hereto, prior to purchasing any of the Bonds.

The paragraphs below discuss certain risks assumed by the holders of the Bonds, but are not intended to be a complete enumeration of all risks associated with the purchase or holding of the Bonds.

General

The Company’s ability to make its payment obligations under the Loan Agreement is dependent upon the revenues generated by the Company’s operation of the Project. Likewise, the Corporation’s ability to make any required payments under the Guaranty is dependent upon its revenues. Future revenues and expenses of the Company and the Corporation are subject to conditions which may change in the future to an extent that cannot be determined at this time. No representation can be made or assurance given that the Company will realize revenues in amounts sufficient to make the payments necessary to meet its obligations under the Loan Agreement or that the Corporation will realize revenues sufficient to make any required payments under the Guaranty. Future revenues and expenses of the Company and the Corporation are subject to a variety of economic and other conditions, including (without limitation) fluctuations in the demand for their respective products and services, which demand, in turn, is heavily dependent upon several factors, including without limitation (a) the demand in the gas industry and other users of the Company’s and the Corporation’s products and services and demand in the Company’s and the Corporation’s target markets, (b) unexpected increases in supply of products or services similar in nature and quality to products or services to be offered by the Company or the Corporation, (c) the ability of the management of the Company and the Corporation to implement their business strategies, and (d) general economic conditions applicable to the economy, to the dairy industry, to the gas industry, and to the other industries that comprise the primary markets for the Company’s and the Corporation’s products and services. The occurrence of any of these events, or others not enumerated herein, may adversely affect the Company’s and/or the Corporation’s revenues and therefore may have a detrimental impact on the Company’s ability to satisfy its obligations under the Loan Agreement and the Corporation’s ability to make any required payments under the Guaranty, all of which would have a detrimental impact on the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

INVESTMENT IN THE BONDS IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THERE IS NO PUBLIC MARKET FOR THE BONDS AND NO RATINGS HAVE BEEN REQUESTED FOR THE BONDS. THE INITIAL PURCHASERS OF THE BONDS WILL BE REQUIRED TO EXECUTE AN INVESTOR LETTER TO THE EFFECT THAT SUCH PURCHASERS ARE EITHER “ACCREDITED INVESTORS” OR “QUALIFIED INSTITUTIONAL BUYERS” UNDER THE SECURITIES ACT. THE BONDS ARE INTENDED ONLY FOR PURCHASE BY SOPHISTICATED INVESTORS CAPABLE OF BEARING THE ECONOMIC RISKS OF THE PURCHASE OF THE BONDS AND HAVING SUCH KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE BONDS. EACH PROSPECTIVE INVESTOR SHOULD CONSIDER ITS FINANCIAL CONDITION AND THE RISKS INVOLVED TO DETERMINE ITS SUITABILITY OF INVESTING IN THE BONDS.

Management’s Projections

The projected operating and financial data for the Project were compiled by the Corporation, and represent the opinions and estimates of the Corporation based on several assumptions. Certain of these assumptions are described in Appendix C. The projected operating and financial results described herein and in the Appendices attached hereto are based on the current beliefs of the Corporation, as well as such assumptions and information currently available to the Corporation, but are not necessarily indicative of the operating results that the Project, the Company and the Corporation will generate for the periods described herein. There can be no assurance that the Project, the Company and the Corporation will realize the projected revenues, or contain expenses at the projected levels, such that the projected results may be achieved. As noted in “MANAGEMENT DISCUSSION AND ANALYSIS” above, the Corporation’s independent accountants have raised questions concerning the ability of the Corporation to continue as a going concern. There will in all likelihood be differences between the actual results of operations of the Project, the Company and the Corporation and the results projected by the Corporation’s management, and any such differences may be significant. Particularly, in the event that any of the risk factors described in this section entitled “INVESTMENT CONSIDERATIONS AND RISK FACTORS,” materialize or come to pass, if any risk factors not described in such section materialize, or if even one of the underlying assumptions made by the Corporation used in deriving the projections set forth herein proves to be incorrect, the actual operating and financial results may vary materially from those anticipated, believed, estimated, projected, predicted, expected or intended. In short, prospective investors in the Bonds should be prepared for actual operating results of the Project, the Company and the Corporation to vary materially from those described herein. Neither the Placement Agent nor the Issuer has participated in the compilation or preparation of the projected financial information contained herein, and therefore assume no responsibility for such projections or for the accuracy thereof.

Competition

The Corporation’s primary competition is described in the section above entitled “THE COMPANY AND THE CORPORATION - Competition.” While the Corporation believes that it has a variety of advantages over its competitors there can be no assurance that any such advantages will come to pass, and if such advantages should develop, that the Corporation will succeed in maintaining such advantages. Further, if a new or existing company were to enter into operations similar or comparable to those being undertaken by the Corporation, and in so doing utilize more modern equipment or design techniques similar to or better than those being or to be utilized by the Corporation, such increased competition could adversely affect the Corporation’s market share, all of which would have a negative impact on the Company’s ability to satisfy its obligations under the Loan Agreement and the Corporation’s ability to make any required payments under the Guaranty, which, in turn, would have a detrimental impact upon the Issuer’s ability to satisfy the debt service obligations on the Bonds. There can be no assurance that, at some future time, new entrants will not penetrate the Corporation’s anticipated market. In addition, the preservation of the Corporation’s intellectual property is important to the Corporation’s competitive position and, should the Corporation’s competitors gain access to the Corporation’s intellectual property, the Corporation’s competitive position would be compromised. In any such event, the Corporation’s market share could suffer, which may have a negative impact on the Company’s ability to satisfy its obligations under the Loan Agreement and the Corporation’s ability to make any required payments under the Guaranty, which, in turn, would have a detrimental impact on the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General”

Construction Risk; Certificate of Occupancy

As described in the section above entitled “THE PROJECT,” the Company has obtained a not-to-exceed fixed price contract with a bonded construction company for the construction of the Project. Although such contract will give the Company a remedy against the General Contractor in the event that there are cost overruns or inordinate delays on the construction of the Project, enforcement of such remedies may delay the construction and equipping of the Project, which delays would have a detrimental impact on the Company’s operations and revenues and its ability to make required payments under the Loan Agreement. Such delays may therefore detrimentally impact the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

Pursuant to the Construction Contract, the Project is expected to be completed and a certificate of occupancy is expected to be issued during the second calendar quarter of 2007 and no later than the third calendar quarter of 2007 (the “Completion Date”), and the Pro Forma Financial Information and analysis contained herein is based upon an assumption that the Project will be operational on or before the Completion Date. Adverse weather, defective parts and equipment, or the failure of the General Contractor, its subcontractors, the suppliers of the equipment to be acquired and installed at the Project, or other manufacturers and suppliers timely to provide the equipment and services needed to make the Project operational on or before the Completion Date may have an adverse effect upon the operations and the earnings of the Company and its ability to pay amounts required by the Loan Agreement, all of which would have an adverse impact upon the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

Equipment Failure, Faulty Engineering and Technology Risk

There can be no guaranty that the equipment acquired with a portion of the proceeds of the Bonds constituting a portion of the Project will be operational upon its installation or at all times during which the Bonds are outstanding. In addition, plans and designs for the Project may be inadequate to achieve the intended results and/or the technology may not work as well as expected, and there can be no assurance that such inadequacies, if any, will not have an adverse impact on the operations and revenues of the Company, all of which would have an adverse impact upon the ability of the Issuer to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

Investment Risk, Lack of Credit Rating and Lack of Marketability of the Bonds

No application has been made, or will be made, for a credit rating for the Bonds. The absence of a rating adversely affects the market for the Bonds. There can be no assurance that there will be a secondary market for the purchase or sale of the Bonds, and from time to time there may be no market for the Bonds at all, depending upon prevailing market conditions, the financial condition or market position of firms which may make any secondary market, and the financial condition and results of operations of the Project, the Company and the Corporation. The Bonds should therefore be considered long-term investments in which funds are committed to maturity or until earlier mandatory sinking fund redemption. Initially, the Bonds may only be purchased by, or transferred to, a person or entity qualifying as an "accredited investor" or a "qualified institutional buyer," as such terms are defined in Rule 501 and Rule 144A, respectively, each as promulgated by the Commission under the Securities Act. A form of the Investor Letter that will be required of all initial purchasers of the Bonds is included in Appendix A.

Reliance on Gas Agreement

The Company expects to derive a significant amount of its revenues through the Gas Agreement with Intermountain that the Corporation has assigned to the Company. While the Company expects sales proceeds under the Gas Agreement to enable the Company to meet its obligations under the Loan Agreement, there can be no assurance that the Company will be able to produce enough pipeline quality gas to do so. Similarly, the Company’s revenues could be detrimentally impacted in the event that Intermountain should, at some future date, breach its agreement with the Company, encounter financial difficulties or for any reason be unable to pay its debts as such debts come due for payment. Any unexpected loss of any of the Company’s anticipated revenues under the Gas Agreement for any of the foregoing reasons or for other reasons not described above would adversely impact the Company’s ability to pay amounts required under the Loan Agreement, all of which would have a detrimental impact on the Issuer’s ability to satisfy the debt service obligations on the Bonds. The current term of the Gas Agreement is approximately 15 years. While the Company expects to be able to renew the Gas Agreement upon its scheduled expiration, there can be no guaranty of such renewal. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

Reliance on Dairy Supply Agreements

Revenues under the Gas Agreement are, in turn, dependent upon the Company’s ability to obtain dairy manure of adequate quantity and quality. The Company has entered into the Supply Agreements with the Whitesides and West Point Dairies which it believes will satisfy the supply requirements of the Gas Agreement. However, there can be no guaranty that the Supply Agreements will in fact provide sufficient supplies of sufficient quality to generate enough revenue under the Gas Agreement to repay the Bonds. In addition to the quality and quantity of the Dairy manure supply, there are other risk factors related to the Supply Agreements, including, but not limited to, the enforceability thereof, the financial stability of the Dairies, the effect of current or future land use and environmental law and regulations on the Dairies, the risk of disease in the herds and the possibility of the sale of one or both of the Dairies, all of which would have a detrimental impact on the Company’s ability to satisfy debt service obligations on the Bonds. Although there is no assurance that either or both of the Dairies will not be sold prior to the maturity of the Bonds, pursuant to their respective Supply Agreements with the Company, each of the Dairies will agree, in the event of a transfer to a party unable or unwilling to assume such Dairy’s obligations under its Supply Agreement or in the event the Dairy ceases using the property for dairy operations, to compensate the Company for certain costs. See Appendix A hereto.

Permits to Construct

It is the responsibility of all facilities which could be subject to air quality permitting by the Department of Environmental Quality (“DEQ”) of the State of Idaho to conduct an analysis of their estimated emissions and determine if a Permit to Construct is required. The Corporation has conducted such analyses with respect to each of the Plants and has determined that each Plant meets the Permit to Construct exemption requirements. In both cases, the Corporation’s determination has been acknowledged in writing by the DEQ. Although the Corporation’s analyses indicate that the Project’s emission levels are far below those that would trigger the need for a Permit to Construct, should the measurements be inaccurate or emission levels significantly increase prior to construction of the Project, the Company’s ability to obtain such permits in the counties in which the Plants are located could be impaired, thus delaying or preventing construction of the Project.

Additional Debt

The Company’s and the Corporation’s future capital requirements will depend on many factors, including cash flows from operations, competing market developments and the Company’s and the Corporation’s ability to successfully market the products and services offered by the Company and the Corporation. To the extent that funds will be required for future capital requirements, such as replacement of damaged or obsolete equipment or renovations and improvements to the Project, it may be necessary for the Company and the Corporation to borrow or raise funds in addition to the proceeds of the Bonds through subsequent equity or debt financings. As provided in the Loan Agreement, the Company may not incur additional debt other than unsecured trade debt customarily payable within thirty (30) days. There can be no assurance that any such additional sources of capital will be available or, if available, will be available on terms favorable to the Company and the Corporation.

Limited Value of the Project at Foreclosure; Application of Collateral Following a Default

The Project will be specifically constructed as a solid waste disposal facility to suit the specific production needs of the Company, and its practical value will be limited to such use, such that the Project will likely be unsuitable for other industrial or commercial uses. Accordingly, the number of entities that could be expected to purchase or lease the Project in the event of foreclosure will be limited. The ability of the Trustee to realize funds from the sale or rental of the Project following an event of default will be limited, and such proceeds will likely be less than the amount of the Bonds then outstanding. Foreclosure proceedings may also be subject to substantial delays. Attempts to foreclose on commercial property are frequently met with defensive measures such as protracted litigation and/or bankruptcy proceedings, and such defensive measures will greatly increase the expense and time involved in achieving such foreclosure or other realization. The net proceeds received by the Trustee at foreclosure may thus be further reduced as a result of such procedural difficulties and delay and may be less than the principal amount of the Bonds then outstanding.

Environmental Risks

The Corporation obtained Phase I environmental assessments prepared by Wild Horse Environmental, LLC, Idaho Falls, Idaho and dated October 26, 2005 for each of the two sites involved in the Project (collectively, the “Environmental Reports”). Although the Environmental Reports identified several potential environmental issues at each Project site, the Environmental Reports concluded that there does not appear to be a significant identified adverse environmental condition present at either Project site. Notwithstanding such conclusion, it should be noted that the Environmental Reports were not comprehensive Phase II assessments. Accordingly, there may be unknown environmental problems or issues with the Project that could, under certain circumstances, have an adverse impact on the operations of the Company and its ability to satisfy its obligations under the Loan Agreement, all of which would have an adverse impact on the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.” For additional information see also the Engineer’s Report attached hereto as Appendix B.

In recent years environmental regulations have placed greater scrutiny on all owners of property, including owners and lessees of dairies, and in future years, such regulations could be modified to include types of materials not currently identified as hazardous, all of which could result in additional risk and expense to the Company. By way of illustration and not limitation, if the land on which the Project is located is found to be environmentally contaminated such that it becomes a “Superfund Site” under the Comprehensive Environmental Response, Compensation and Liability Act, the federal government could require a clean-up of the site and the Company could be required to pay all or part of such clean-up costs, which could be substantial, and which could detrimentally affect the Company’s ability to operate the Project continuously and pay the amounts required by the Loan Agreement, all of which would have a detrimental impact upon the Issuer’s ability to satisfy the debt service obligations on the Bonds. See “SECURITY AND SOURCES OF PAYMENT FOR THE BONDS - General.”

Pursuant to the Environmental Indemnity, the Company and the Corporation will agree to indemnify the Issuer, the Trustee and the Bondholders with respect to certain environmental conditions and operations at the Project sites. See Appendix A hereto.

Enforcement of Remedies

The right to enforce the obligation of the Company to make loan payments under the Loan Agreement (or the Corporation to make payments under the Guaranty) to satisfy debt service payments on the Bonds may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles that may prohibit specific enforcement of certain remedies. By way of example and not limitation, if a petition for relief under federal bankruptcy law were to be filed voluntarily, or involuntarily against an obligor by its creditors, under current law, the filing would operate as an automatic stay of the commencement or continuation of any judicial or other proceeding, including without limitation, certain foreclosure proceedings against the Company and the Project and judicial proceedings against the Corporation to enforce the Guaranty, the Pledge Agreement or the Environmental Indemnity. If a bankruptcy court so ordered, the Company’s or the Corporation’s property, including their revenues, could be used for the benefit of the Company or the Corporation despite the rights granted to the Trustee for the benefit of the Bondholders under the Mortgage, the Environmental Indemnity, the Collateral Assignment, the Guaranty, the Pledge Agreement, the Loan Agreement or the Indenture, or other documents executed in respect of the Bonds and the Project.

In a bankruptcy proceeding initiated by the filing of a Chapter 11 petition, the Company or the Corporation, as applicable, would be required to file a plan of reorganization that may modify the rights of creditors generally, or any class of creditors, secured (such as the Trustee and, therefore, the Bondholders) or unsecured. In addition, if a bankruptcy court concludes that the holders of the Bonds are “adequately protected,” it may (1) substitute other security for the property presently pledged to secure payment of the Bonds, and (2) subordinate the liens of the Mortgage, the Pledge Agreement and the Collateral Assignment to: (a) claims by persons supplying goods and services to the Company or the Corporation, as applicable, after its filing in bankruptcy, (b) the administrative expenses of the bankruptcy proceeding, and (c) a lien that under certain circumstances may be granted to a lender that provides funds to the Company or the Corporation, as applicable, during the pendency of the bankruptcy case. A bankruptcy court also has the power to invalidate certain provisions of, among other instruments, the Mortgage, the Collateral Assignment, the Guaranty and the Pledge Agreement. Bankruptcy or similar proceedings involving Intermountain, Andigen and/or the Dairies are another substantial risk factor that could adversely impact the Company’s ability to generate revenues from the Project sufficient to satisfy debt service obligations on the Bonds. Only limited information about Intermountain, Andigen and the Dairies is publicly available.

The various legal opinions to be delivered concurrently with the delivery of the Bonds will be qualified as to the enforceability of the various legal instruments by limitations imposed by state and federal law, rulings and decisions affecting equitable remedies and by bankruptcy, reorganization, insolvency or other similar laws, whether general or specific in nature, affecting the enforcement of creditors rights.

Risk of Loss, Damage or Destruction

The Company has covenanted to maintain insurance covering such risks and in such amounts as are adequate to protect its operations and property, as more fully described in the Mortgage. There can be no assurance that the Company’s insurance will be adequate, and therefore that the proceeds from such insurance will be sufficient to pay the entire principal amount of, and accrued interest on, the Bonds.

Redemption

The Bonds are subject to redemption prior to maturity in certain instances. Accordingly, purchasers of the Bonds may not receive a return on their investment at the interest rate stated for the Bonds to their scheduled maturity and, following any such redemption, may be unable to reinvest redemption proceeds at interest rates comparable to those borne by the Bonds. In addition, any person who purchases a Bond at a price in excess of its principal amount should consider the fact that the Bonds are subject to redemption or acceleration as described herein at a price equal to the principal amount thereof, plus redemption premium, if any, plus accrued interest to the redemption date.

Taxation of Interest on the Bonds

An opinion of Bond Counsel in the form attached as Appendix D is expected to be obtained on the date of issuance of the Bonds to the effect that, as of the date of issuance of the Bonds, subject to compliance by the Issuer and the Company with certain covenants, under present law, interest on the Bonds is excludable from gross income of the owners thereof for federal income tax purposes, except for interest on any Bond for any period during which such Bond is owned by a person who is a substantial user of the Project or any person considered to be related to such person (within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended); however such interest on the Bonds is included as an item of tax preference in computing the federal alternative minimum tax for individuals and corporations under the Internal Revenue Code. There can, however, be no assurances that (1) the Internal Revenue Code, or the rules and regulations promulgated thereunder, would not be amended or modified in a way that would render the interest on the Bonds not excludable from gross income of their holders for federal income tax purposes, possibly retroactive to the date of issuance; or (2) if the Internal Revenue Service had occasion to apply the Internal Revenue Code and applicable rules and regulations to this financing, they would conclude that the Bonds were tax-exempt on their date of issuance.

The Issuer and the Company have covenanted to comply with the provisions of the Internal Revenue Code, including those which require the Issuer and the Company to take or omit to take certain actions after the issuance of the Bonds, and the opinion of Bond Counsel described under the Section entitled “TAX EXEMPTION” and described above assumes the compliance by the Issuer and the Company with certain of such covenants. However the failure of the Issuer or the Company to comply with such covenants could cause interest on the Bonds to be included in gross income for federal income tax purposes retroactively to the date of issuance of the Bonds. Prospective purchasers of the Bonds should review the information contained under the Section entitled “TAX EXEMPTION.”

The Indenture provides at Section 307(A) thereof that the Bonds shall be redeemed by the Issuer, in whole but not in part, at any time, prior to maturity, within 180 days after the occurrence of a determination of taxability as described in such Section at a redemption price of 105% of the principal amount thereof, plus accrued interest to the redemption date. (See the Section herein entitled “THE BONDS - Redemption Provisions - Special Mandatory Redemption”). There can be no assurances that sufficient funds or other collateral would exist at the time of the mandatory redemption to provide for the full amount necessary to redeem the Bonds.

CERTAIN RELATIONSHIPS

The following relationships should be considered when reviewing the matters set forth in this Private Placement Memorandum.

One of the Directors of the Corporation (the Manager and sole Member of the Company), Steven Whitesides, is co-owner of the Whitesides Dairy. Whitesides Dairy is the site of the Corporation’s prototype anaerobic digester facility, a party to one of the Supply Agreements, as well as an affiliate of the lessor of the land leased to the Company upon which a portion of the Project will be located. See “THE COMPANY AND THE CORPORATION - Management/Board of Directors” herein.

McGuireWoods LLP, counsel to the Placement Agent, has represented the Trustee and Cornell Capital in unrelated transactions.

LITIGATION

As of this date there is no action, suit or proceeding at law or in equity pending or, to the knowledge of the Company or the Corporation, threatened, against the Company or the Corporation seeking to restrain or enjoin the issuance or sale of the Bonds or the financing of the Project or in any way contesting the validity or affecting the power of the Company or the Corporation with respect to the issuance and sale of the Bonds or the documents or instruments executed by the Company or the Corporation in connection therewith or the existence of the Company or the Corporation or the power or right of the Company or the Corporation to finance the Project. As of this date there is, to the best knowledge of the Issuer, no action, suit or proceeding at law or in equity pending or threatened against the Issuer seeking to restrain or enjoin the issuance or sale of the Bonds or in any way contesting the validity or affecting the power of the Issuer with respect to the issuance and sale of the Bonds or the documents or instruments executed by the Issuer in connection therewith or the existence of the Issuer or the power or right of the Issuer to finance the Project.

LEGAL MATTERS

Certain legal matters incident to the authorization, issuance and sale of the Bonds are subject to the approving legal opinion of Chapman and Cutler LLP, Chicago, Illinois, as Bond Counsel (“Bond Counsel”), who has been retained by, and acts as, Bond Counsel to the Company. A proposed form of Bond Counsel’s approving legal opinion is attached as Appendix D. Certain legal matters will be passed upon for the Issuer by its counsel, Calvin Campbell, Esquire, Gooding, Idaho, for the Placement Agent by its counsel, McGuireWoods LLP, McLean, Virginia, and for the Company and the Corporation by their co-counsel, Duane Morris LLP, New York, New York, and Givens Pursley LLP, Boise, Idaho. Except and only to the extent as expressly described in the legal opinions and/or certifications to be delivered concurrently with the delivery of the Bonds neither Bond Counsel nor any other counsel described above has been retained or consulted on disclosure matters and has not undertaken to review or verify the accuracy, completeness or sufficiency of this Private Placement Memorandum or other offering material relating to the Bonds and assumes no responsibility for the statements or information contained in or incorporated by reference in this Private Placement Memorandum.

The various legal opinions and/or certifications to be delivered concurrently with the delivery of the Bonds express the professional judgment of the attorneys rendering the opinions as to the legal issues explicitly addressed therein. In rendering a legal opinion and/or certification, the attorney does not become an insurer or guarantor of that expression of professional judgment, of the transaction opined upon, or the future performance of parties to the transaction. Nor does the rendering of an opinion and/or certification guarantee the outcome of any legal dispute that may arise out of the transaction.

TAX EXEMPTION

Federal tax law contains a number of requirements and restrictions which apply to the Bonds, including investment restrictions, periodic payments of arbitrage profits to the United States, requirements regarding the proper use of bond proceeds and the facilities financed therewith, and certain other matters. The Issuer and the Company have covenanted to comply with all requirements that must be satisfied in order for the interest on the Bonds to be excludable from gross income for federal income tax purposes. Failure to comply with certain of such covenants could cause interest on the Bonds to become includable in gross income for federal income tax purposes retroactively to the date of issuance of the Bonds.

Subject to compliance by the Issuer and the Company with the above-referenced covenants, under present law, in the opinion of Bond Counsel, interest on the Bonds is excludable from the gross income of the owners thereof for federal income tax purposes, except for interest on any Bond for any period during which such Bond is owned by a person who is a substantial user of the Project or any person considered to be related to such person (within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended (the “Code”)). Interest on the Bonds is included, however, as an item of tax preference in computing the federal alternative minimum tax for individuals and corporations.

In rendering its opinion, Bond Counsel will rely upon certifications of the Issuer and the Company with respect to certain material facts solely within the Issuer’s and the Company’s knowledge. Bond Counsel’s opinion represents its legal judgment based upon its review of the law and the facts that it deems relevant to render such opinion and is not a guarantee of a result.

Ownership of the Bonds may result in collateral federal income tax consequences to certain taxpayers, including, without limitation, corporations subject to the branch profits tax, financial institutions, certain insurance companies, certain S corporations, individual recipients of Social Security or Railroad Retirement benefits and taxpayers who may be deemed to have incurred (or continued) indebtedness to purchase or carry tax-exempt obligations. Prospective purchasers of the Bonds should consult their tax advisors as to the applicability of any such collateral consequences.

The issue price (the “Issue Price”) for the Bonds is the price at which a substantial amount of the Bonds is first sold to the public. The Issue Price of the Bonds may be different from the price set forth, or the price corresponding to the yield set forth, on the cover page hereof.

Owners of Bonds who dispose of Bonds prior to the stated maturity (whether by sale, redemption or otherwise), purchase Bonds in the initial public offering, but at a price different from the Issue Price or purchase Bonds subsequent to the initial public offering should consult their own tax advisors.

If a Bond is purchased at any time for a price that is less than the Bond’s stated redemption price at maturity the purchaser will be treated as having purchased a Bond with market discount subject to the market discount rules of the Code (unless a statutory de minimis rule applies). Accrued market discount is treated as taxable ordinary income and is recognized when a Bond is disposed of (to the extent such accrued discount does not exceed gain realized) or, at the purchaser’s election, as it accrues. The applicability of the market discount rules may adversely affect the liquidity or secondary market price of such Bond. Purchasers should consult their own tax advisors regarding the potential implications of market discount with respect to the Bonds.

An investor may purchase a Bond at a price in excess of its stated principal amount. Such excess is characterized for federal income tax purposes as “bond premium” and must be amortized by an investor on a constant yield basis over the remaining term of the Bond in a manner that takes into account potential call dates and call prices. An investor cannot deduct amortized bond premium relating to a tax-exempt bond. As bond premium is amortized, it reduces the investor’s basis in the Bond. Investors who purchase a Bond at a premium should consult their own tax advisors regarding the amortization of bond premium and its effect on the Bond’s basis for purposes of computing gain or loss in connection with the sale, exchange, redemption or early retirement of the Bond.

There are or may be pending in the Congress of the United States legislative proposals, including some that carry retroactive effective dates, that, if enacted, could alter or amend the federal tax matters referred to above or adversely affect the market value of the Bonds. It cannot be predicted whether or in what form any such proposal might be enacted or whether, if enacted, it would apply to bonds issued prior to enactment. Prospective purchasers of the Bonds should consult their own tax advisors regarding any pending or proposed federal tax legislation. Bond Counsel expresses no opinion regarding any pending or proposed federal tax legislation.

The Internal Revenue Service (the “Service”) has an ongoing program of auditing tax-exempt obligations to determine whether, in the view of the Service, interest on such tax-exempt obligations is includable in the gross income of the owners thereof for federal income tax purposes. It cannot be predicted whether or not the Service will commence an audit of the Bonds. If an audit is commenced, under current procedures the Service will treat the Issuer as the taxpayer and the Bondholders may have no right to participate in such procedure. The commencement of an audit could adversely affect the market value and liquidity of the Bonds until the audit is concluded, regardless of the ultimate outcome.

Under the laws of the State of Idaho as presently enacted and construed, interest on the Bonds, so long as it is not includable in gross income for federal income tax purposes, is not subject to the income tax or the franchise tax imposed by the State of Idaho under the Idaho Income Tax Act. Bond Counsel expresses no opinion with respect to taxation under any other provisions of Idaho law. Ownership or disposition of the Bonds may result in other Idaho tax consequences to certain taxpayers and Bond Counsel expresses no opinion regarding any such collateral consequences arising with respect to the Bonds. Prospective purchasers of the Bonds should consult their tax advisors regarding the applicability of any such state and local taxes.

NO RATING

No rating has been sought, or is expected to be sought in the future, with respect to the Bonds.

PLACEMENT

Ferris, Baker Watts, Incorporated (the “Placement Agent”) has agreed to place the Bonds pursuant to a Bond Placement Agreement by and among the Placement Agent, the Issuer, the Company and the Corporation. The Placement Agent’s fee in such regard will be $171,900, and administrative fees of $16,181.07 will also be payable to the placement agent. The Placement Agent will collect its fees from a portion of the proceeds of the Bonds and from other funds of the Company and the Corporation. The Placement Agent will place all of the Bonds, if any are placed.

The initial offering prices set forth on the cover of this Private Placement Memorandum may be changed from time to time by the Placement Agent.

The Placement Agent may place and sell the Bonds to certain dealers (including dealers depositing Bonds into investment trusts, certain of which may be sponsored or managed by the Placement Agent) and others at prices lower than the offering prices set forth on the cover of this Private Placement Memorandum.

MISCELLANEOUS

The references herein to the Act, the Indenture, the Loan Agreement, the Guaranty, the Pledge Agreement, the Mortgage, the Environmental Indemnity, the Collateral Assignment, the Gas Agreement, the Supply Agreements, the Biogas Transportation Agreement and the Engineer’s Report are brief outlines of certain provisions thereof. Such outlines do not purport to be complete and, for full and complete statements of such provisions, reference is made to such instruments and documents, copies of which are attached as Appendices hereto.

Each of the Company and the Corporation believes that the information contained in this Private Placement Memorandum is correct and complete and has no knowledge of any inaccuracy or incompleteness as to any of the information herein contained. The information and expressions of opinion herein are subject to change without notice and neither the delivery of this Private Placement Memorandum nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer, the Corporation or the Company since the date hereof.

No quotations from or summaries or explanations of provisions of laws and documents herein purport to be complete, and reference is made to such laws and documents for full and complete statements of their provisions. This Private Placement Memorandum is not to be construed as a contract or agreement between the Issuer and the purchasers or owners of any of the Bonds. Any statements made in this Private Placement Memorandum involving estimates or matters of opinion, whether or not expressly so stated, are intended merely as estimates or opinions and not as representations of fact. The cover page hereof and the appendices attached hereto are part of this Private Placement Memorandum. The Trustee has neither reviewed nor participated in the preparation of this Private Placement Memorandum.

The execution and delivery of this Private Placement Memorandum by the Issuer has been duly authorized by the Issuer and the statements and information contained herein have been approved by the Issuer, the Company and the Corporation.

[Signature page follows]

THE INDUSTRIAL DEVELOPMENT CORPORATION OF GOODING COUNTY, IDAHO

By: /s/ Walt Nelson

Name: Walt Nelson President

Approved By:

INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC
By Intrepid Technology and Resources, Inc., its Manager

By: /s/ Dennis D. Keiser

Dr. Dennis D. Keiser Chief Executive Officer

INTREPID TECHNOLOGY AND RESOURCES, INC.

By: /s/ Dennis D. Keiser

Dr. Dennis D. Keiser Chief Executive Officer

[Signature page to Private Placement Memorandum]